Exhibit 10.7

EXECUTION VERSION

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH FIVE ASTERISKS (“*****”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ENERGY MANAGEMENT SERVICES AGREEMENT

BY AND AMONG

EVERGREEN WIND POWER, LLC

AND

NEW BRUNSWICK POWER GENERATION CORPORATION

ARTICLE 1. DEFINITIONS		1

1.0	Definitions	1
1.1	Other Defined Terms	8
1.2	Rules of Construction	9

ARTICLE 2. CONDITIONS PRECEDENT; TERM		10

2.0	Conditions Precedent of Buyer	10
2.1	Conditions Precedent of Seller	10
2.2	Closing	11
2.3	Term	11
2.4	Commercial Operation Date	11

ARTICLE 3. PURCHASE OF ENERGY BY BUYER		12

3.0	Sale and Purchase Obligations	12
3.1	Deliveries	12
3.2	Delivered Electricity Price	12
3.3	Test Energy Price	12
3.4	Delivery Costs	12
3.5	Delivery Minimum	13
3.6	NERC Tags	13
3.7	Delivery to ISO-NE	13
3.8	Scheduling Fee	14
3.9	RECs	14
3.10	Capacity Value	14
3.11	Rates and Charges Not Subject to Review	14
3.12	Costs and Charges	14
3.13	Title and Risk of Loss	15
3.14	Standard of Operation	15
3.15	Operating Procedures	15
3.16	Outages	16
3.17	Electricity Output Communications	16
3.18	Power	16
3.19	Taxes	16
3.20	Exclusive Nature of Agreement	17

ARTICLE 4. REPRESENTATIONS AND WARRANTIES		17

4.0	Representations and Warranties	17
4.1	Specified Authorizations	18
4.2	No Immunity	18
4.3	No Other Representations and Warranties	18

ARTICLE 5. EVENTS OF DEFAULT AND termination; REMEDIES and early TERMINATION		18

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5.0	Events of Default	18
5.1	Events of Termination	20
5.2	Early Termination	20
5.3	Survival	22

ARTICLE 6. BILLING AND PAYMENT; RECORDS		22

6.0	Billing and Payment	22
6.1	Interest on Late Payments	22
6.2	Disputed Amounts	22
6.3	Records	22
6.4	Currency	22
6.5	Audit	23

ARTICLE 7. ASSIGNMENT; BINDING EFFECT		24

7.0	Assignment	24
7.1	Binding Effect	24

ARTICLE 8. FORCE MAJEURE; INDEMNITY; LIMITATION OF LIABILITY		24

8.0	Force Majeure	24
8.1	Indemnification	25
8.2	Limitations of Remedies, Liability and Damages	25
8.3	Duty to Mitigate	25
8.4	Interruption	26

ARTICLE 9. FINANCIAL ASSURANCES		26

9.0	Credit Support	26
9.1	Increases or Reductions in Credit Support	27

ARTICLE 10. CONFIDENTIALITY		29

10.0	Confidentiality	29

ARTICLE 11. NOTICES AND ADDRESS FOR PAYMENT		29

11.0	Notices	29

ARTICLE 12. DISAGREEMENTS		31

12.0	Negotiations	31
12.1	Arbitration	31
12.2	Settlement Discussions	32
12.3	Preliminary Injunctive Relief	33
12.4	Confidential Proceedings	33
12.5	Submission to Jurisdiction	33

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ARTICLE 13. MISCELLANEOUS		33

13.0	Entirety	33
13.1	Choice of Law	33
13.2	Non-Waiver	33
13.3	Headings; Attachments	34
13.4	Counterparts	34
13.5	Forward Contract	34
13.6	Other	34

SCHEDULES

SCHEDULE A	Delivered Electricity Price
SCHEDULE B	Minimum Delivered Electricity Amount
SCHEDULE C	Scheduling Fee
SCHEDULE D	Exposure Amount Calculation
SCHEDULE E	Initial Mass Hub Index

EXHIBITS

EXHIBIT A	Operating Procedures
EXHIBIT B	Form of Initial Seller LC
EXHIBIT C	Form of Initial Buyer LC
EXHIBIT D	Form of Assignment Agreement

iii

ENERGY MANAGEMENT SERVICES AGREEMENT

This Energy Management Services Agreement is entered into as of the 31st day of July, 2006, by and between Evergreen Wind Power, LLC, a Delaware limited liability company with principal offices located c/o UPC Wind Management, LLC, 100 Wells Ave., Suite 201, Newton, MA, USA (“Seller”), and New Brunswick Power Generation Corporation, a corporation created under the Business Corporations Act of New Brunswick, having its head office at 515 King Street, P.O. Box 2040, Fredericton, New Brunswick, Canada (“Buyer”).

RECITALS

1.             Seller is the operator of a wind generation facility that is located on the Premises (as defined below) owned by Seller.

2.             Buyer wishes to purchase and Seller wishes to sell electric energy from the Facility delivered to the Delivery Point (as defined below) in accordance with the terms herein.

3.             Buyer wishes to transfer energy produced by the Seller to the New England market.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, Buyer and Seller agree as follows:

ARTICLE 1.

DEFINITIONS

1.0          Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth below.

“Acceptable Financial Institution” means a United States commercial bank or foreign commercial bank with a United States office, with a minimum of one billion U.S. dollars capital and surplus, in each case with a credit rating of at least A- by S&P or A3 by Moody’s.

“Affiliate” means any Person that directly or indirectly Controls, is Controlled by, or is under common Control with the Person in question.

“Agreement” means this Energy Management Services Agreement, including all Schedules and Exhibits attached hereto.

“Affected Party” means the party declaring a Force Majeure event as set forth in Section 8.0.

“Business Day” means a day on which Federal Reserve member banks in New York, New York are open for business.

“Buyer Credit Support” means the Initial Buyer LC or any replacement credit support provided by Buyer pursuant to Article 9, as such Initial Buyer LC or replacement credit support is reduced or increased pursuant to Article 9.

“Buyer Electricity Index” shall mean the ***** used to calculate the Buyer Exposure Amount pursuant to Schedule D attached hereto. An example of the Buyer Electricity Index is included as Schedule D attached hereto.

“Buyer Exposure Amount” means, at any given time, the amount determined in accordance with Part I of Schedule D attached hereto. A sample calculation of the Buyer Exposure Amount is also set forth in Part I of Schedule D.

“Capacity Value” shall mean all credits or value associated to the forced or unforced capacity of the Facility.

“COD Deadline” shall mean July 31, 2007, except that the COD Deadline shall be extended day for day for any extension of the Scheduled Commercial Operation Date pursuant to the definition thereof.

“Commercial Operation Date” means 2 days after the Seller provides written notice to the Buyer that all of the following conditions have been satisfied: (i) the Interconnection Agreement has been executed and delivered, (ii) all Turbines at the Facility have been installed and are able to generate Excess Electricity, and (iii) a third party engineer has certified that the Facility is complete and ready for commercial operation and all related facilities and rights have been completed or obtained, including such facilities and rights contemplated by the Interconnection Agreement, to allow regular operation.

“Construction Delay Damages” means, for any given calculation period from the Scheduled Commercial Operation Date until the Commercial Operation Date, *****. For the avoidance of doubt, for any given calculation period from the Scheduled Commercial Operation Date until the Commercial Operation Date, *****.

“Control” means the possession or ownership, directly or indirectly, of the following: (a) in the case of (i) a corporation, 50% or more of the outstanding voting securities thereof, (ii) a limited liability company, partnership, limited partnership or joint venture, the right to 50% or more of the distributions therefrom (including liquidating distributions), (iii) a trust or estate, 50% or more of the beneficial interest therein or (iv) any other entity, 50% or more of the economic or beneficial interest therein; and (b) the power or authority, through the ownership of voting securities, by agreement or otherwise, to direct the management, activities or policies of the applicable Person. The terms “Controlled by” and “under common Control with” have correlative meanings.

“Costs” means any brokerage fees, commissions and other transactional costs and expenses reasonably incurred by a party either as a result of terminating any hedges, forward energy or attribute sales or other risk management agreements and/or entering into new arrangements to replace this Agreement (following the early termination thereof) or the deliveries of electricity that were to have been made hereunder, and, in the case of an Event of Default, reasonable legal costs incurred by the Non-Defaulting Party in enforcing its rights under this Agreement.

“Credit Support” means Buyer Credit Support and/or Seller Credit Support.

“Credit Support Calculation Date” means the last Business Day of any calendar quarter and, if applicable, any interim Margin Call Date or interim Credit Support Reduction Date occurring during any calendar quarter, whether such Margin Call Date or Credit Support Reduction Date, as the case may be, is declared by the Seller or the Buyer pursuant to the applicable definitions thereof.

“Credit Support Reduction Date” means any Business Day on which (a) the sum of the Baseline Buyer Credit Support Amount plus the applicable Seller Exposure Amount on such Business Day is less than the Buyer Credit Support posted on such Business Day by $***** or more or (b) the sum of the Baseline Seller Credit Support Amount plus the applicable Buyer Exposure Amount on such Business Day is less than the Seller Credit Support posted on such Business Day by $***** or more.

“Creditworthy Affiliate” means an affiliate of a party with an Investment Grade credit rating.

“Current Mass Hub Index” means the Mass Hub Index determined on any given Credit Support Calculation Date.

“Defaulting Party” means, in the case of an Event of Default, the party that is in default under Section 5.0.

“Default Rate” means the lesser of (a) Interest Rate plus three percent (3%) or (b) the maximum rate permitted by applicable law.

“Deficient Electricity” means, commencing on the Commercial Operation Date, the difference between actual Delivered Electricity during a calendar quarter and the Minimum Delivered Electricity Amount for that calendar quarter, if the amount of Delivered Electricity during a calendar quarter is less than the Minimum Delivered Electricity Amount for that calendar quarter.

“Deficient Electricity Price” shall mean, during any calendar quarter, the arithmetic average of the FHMC Prices during such calendar quarter as posted on the NBSO’s Website,

which such value shall then be converted into US Dollars using the arithmetic average of the daily exchange rates during such quarter (as posted by on the NBSO’s Website).

“Delivered Electricity” means all of the Excess Electricity delivered to the Delivery Point over the System. The Delivered Electricity amount shall not exceed the Nameplate Capacity of the Facility less losses to the Delivery Point.

“Delivery Point” means any point where the MPS and New Brunswick Power Transmission Corporation high-voltage transmission facilities interconnect on the Maine – New Brunswick border.

“Evergreen” means Evergreen Wind Power, LLC, a Delaware limited liability company, its successors and assigns.

“Excess Electricity” means all of the electricity generated at the Facility by means of wind generation other than that needed for the operation of the Facility.

“Exposure Amount” means the Buyer Exposure Amount or the Seller Exposure Amount.

“Facility” means the wind electric generation facility owned by Seller and located at the Premises.

“FERC” means the Federal Energy Regulatory Commission and its predecessor and successor agencies.

“FHMC Price” means the “Final Hourly Marginal Cost,” as published on the NBSO Website.

“Force Majeure” means an event not anticipated as of the Effective Date, which is not within the reasonable control of the party affected thereby, and which by the exercise of due diligence the affected party is unable to overcome or obtain or cause to be obtained a commercially reasonable substitute therefore. Force Majeure includes, but is not restricted to: failure of transmission facilities; acts of God; fire; explosion; civil disturbance; sabotage; action or restraint by court order or public or government authority, so long as the affected party has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such government action; provided that none of the following shall constitute an event of Force Majeure: (a) the loss of Buyer’s markets nor Buyer’s inability economically to use or resell energy purchased hereunder; (b) the Buyer’s inability economically to procure necessary transmission capacity; (c) the loss or failure of Seller’s ability to sell energy to a market at a more advantageous price; or (d) the Seller’s inability economically to procure necessary transmission capacity. A Force Majeure as defined in this Agreement that affects a contractor or supplier to a party, with the effect that the party cannot perform its obligations hereunder, shall be deemed to be a Force Majeure for the affected party hereunder.

“Forced Outage” shall mean an unplanned component failure or other condition that requires the Facility (or portion thereof) to be removed from service immediately, within six hours, or before the end of the next weekend.

“Initial Mass Hub Index” means the series of electricity prices set forth in Schedule E attached hereto.

“Interconnection Agreement” means the FERC large generator interconnection agreement executed by MPS and Evergreen, dated as of April 14, 2006.

“Interconnection Facilities” means all the facilities installed for the purpose of interconnecting the Facility to the System and owned by Seller, including, but not limited to all transformers and associated equipment, relay and switching equipment, and safety equipment.

“Interest Rate” means, on any date, the lesser of (a) the per annum rate of interest equal to the prime lending rate as may from time to time be published in the Wall Street Journal under “Money Rates,” or (b) the maximum rate permitted by applicable law.

“Investment Grade” means, with respect to any Person, a credit rating (i.e., the rating assigned to an entity’s unsecured, senior long-term debt obligations) by S&P or Moody’s of at least BBB- by S&P or Baa3 by Moody’s.

“ISA” means the Northern Maine Independent System Administrator, or its successor.

“ISO-NE” means the New England Independent System Operator.

“LMP” means locational marginal price.

“Maine Zone” means the load zone for the area in Maine included in ISO-NE as further defined by Market Rule 1 of the ISO-NE tariff.

“Maintenance Outage” means the removal of the Facility from service to perform work on specific components that can be deferred beyond the end of the next weekend, but requires the Facility to be removed from service before the next Planned Outage. Maintenance Outages may occur any time during the year, have flexible start dates, and may or may not have predetermined durations.

“Margin Call Date” means any Business Day on which (a) the sum of the Baseline Buyer Credit Support Amount plus the applicable Seller Exposure Amount on such Business Day exceeds by $***** or more the Buyer Credit Support posted on such Business Day or (b) the sum of the Baseline Seller Credit Support Amount plus the applicable Buyer Exposure Amount on such Business Day exceeds by $***** or more the Seller Credit Support posted on such Business Day.

“Market Delivery Point” means the delivery point at which Buyer sells or transfers title to Delivered Electricity to an Affiliate or third party.

“Mass Hub” means the specific set of pre-defined nodes in Massachusetts for which an LMP is calculated by ISO-NE, as further defined in Market Rule 1 of the ISO-NE tariff.

“Mass Hub Index” means the forward flat (around-the-clock) day-ahead LMP prices for NEPOOL for the remainder of the Term as provided by ICAP Energy LLC or any successor or replacement thereto agreed to by the Parties. An example of the NEPOOL Index is shown in Schedule E attached hereto.

“MEPCO” means the Maine Electric Power Company, its successors and assigns.

“Month” means one calendar month.

“Moody’s” means Moody’s Investors Service, Inc.

“MPS” means Maine Public Service Company, its successors and assigns.

“MW” means megawatt.

“MWh” means megawatt hour.

“Nameplate Capacity Rating” of the Facility shall be up to 42.0 MW.

“NBP” means the New Brunswick Power Generation Corporation, its successors and assigns.

“NBSO” means the New Brunswick System Operator, its successors and assigns.

“NBSO Website” means http://www.nbso.ca/en/, or any replacement website used by the NBSO.

“NEPOOL” means the New England Power Pool.

“NERC Tags” means certificates evidencing delivery of electricity pursuant to the standards set forth by the North American Electric Reliability Council, as such may be amended from time to time.

“Non-Affected Party” means, in the case of a Force Majeure, the party that is not declaring such Force Majeure.

“Non-Defaulting Party” means, in the case of an Event of Default, the party that is not the Defaulting Party.

“Person” shall mean any individual, entity, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association or other entity or governmental authority.

“Planned Outage” means the removal of the Facility from service to perform work on specific components that is scheduled well in advance and has a predetermined start date and duration (e.g., annual overhaul, inspections or testing).

“PPSA” means the Personal Property Security Act of New Brunswick.

“Premises” shall mean the real property where the Facility is located in, Mars Hill, Aroostook County, Maine.

“Prudent Utility Practice” means any of the practices, methods and acts required or approved by the ISA or engaged in or approved by a significant portion of the electric utility industry in the same general geographic location as the Facility during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition.  “Prudent Utility Practice” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the general geographic location of the Facility.

“RECs” means Renewable Energy Certificates.

“Renewable Energy Certificates” means any credits, credit certificates or similar environmental or “green” energy attributes such as those for greenhouse gas reduction, or the generation of green power or renewable energy, created by any governmental agency and/or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with the Facility, but specifically excluding any and all state and federal production tax credits, investment tax credits and any other tax credits which are or will be generated by the Facility.

“Requirement of Law” means any federal, state, provincial and local law, statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any federal, state, provincial, local or other governmental authority or regulatory body (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

“Scheduled Commercial Operation Date” means March 31, 2007, except that the Scheduled Commercial Operation Date shall be extended to the extent necessary to compensate for any delay in the occurrence of the Commercial Operation Date caused by (a) a Force Majeure event or (b) an act, error or omission of Buyer.

“Seller Credit Support” means the Initial Seller LC or any replacement credit support provided by Seller pursuant to Article 9, as such Initial Seller LC or replacement credit support is reduced or increased pursuant to Article 9.

“Seller Electricity Index” shall mean the ***** used to calculate the Seller Exposure Amount pursuant to Schedule D attached hereto.  An example of the Seller Electricity Index is included as Schedule D attached hereto.

“Seller Exposure Amount” means, at any given time, the amount determined in accordance with Part II of Schedule D attached hereto.  A sample calculation of the Seller Exposure Amount is also set forth in Part II of Schedule D.

“S&P” means Standard and Poor’s Corporation.

“Specified Authorizations” means, collectively: (i) authorization from FERC to make wholesale sales of energy, capacity and ancillary services at market-based rates pursuant to Section 205 of the Federal Power Act; and (ii) authorization from the United States Department of Energy to transmit electric energy from the United States to Canada pursuant to Section 202(e) of the Federal Power Act.

“Specified Notices” mean, collectively, the following notices to FERC: (i) a Notice of Self-Certification of Exempt Wholesale Generator Status; and (ii) a Notice of Self-Certification of Status as a Qualifying Small Power Production Facility.

“System” means the electric transmission system owned by MPS, or its successor, and administered by the ISA, or its successor.

“Terminating Party” means the party, subject to Section 5.2(a) or 5.2(b), that declares an event of early termination upon either an Event of Default or an Event of Termination.  In the case of an Event of Default, the Non-Defaulting Party is the Terminating Party.  In the case of an Event of Termination with a single Affected Party, the Non-Affected Party is the Terminating Party.  In the case of an Event of Termination with two Affected Parties, either Party may be the Terminating Party.

“Threshold Amount” means USD $*****.

“Transaction Documents” means, collectively, the Agreement, the Assignment Agreement, the Buyer Credit Support and the Seller Credit Support.

“Turbines” means the General Electric 1.5 MW wind turbine generators at the Facility.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Unsatisfactory” means, with respect to any Person, a credit rating (i.e., the rating assigned to an entity’s unsecured, senior long-term debt obligations) below Investment Grade, or a lack of credit rating for such Person by S&P or Moody’s.

1.1             Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Defined Term	Section

“Alternate”	Exhibit A
“Assignment Agreement”	2.1(d)
“Authorized Representative”	Exhibit A
“Bankruptcy Code”	13.5(a)
“Baseline Buyer Credit Support Amount”	9.0(b)
“Baseline Seller Credit Support Amount”	9.0(a)
“Buyer”	Preamble
“Canadian Bankruptcy Act”	13.5(b)
“Closing”	2.2
“Confidential Business Information”	10.0
“Daily Production Schedule”	Exhibit A
“Delivery Costs”	3.4
“Delivered Electricity Price”	3.2

“Effective Date”	2.3
“Event of Default”	5.0
“Initial Buyer LC”	9.0(b)
“Initial Seller LC”	9.0(a)
“Liabilities”	8.1(a)
“Minimum Delivered Electricity Amount”	3.5(a)
“Operating Procedures”	3.15
“Scheduling Deadline”	Exhibit A
“Scheduling Fee”	3.8
“Seller”	Preamble
“Term”	2.3
“Termination Amount”	5.2(c)
“Transmission Curtailment Event”	8.4

1.2           Rules of Construction. Unless the context otherwise requires:

(a)           Words singular and plural in number shall be deemed to include the other and pronouns having masculine or feminine gender shall be deemed to include the other.

(b)           Any reference in this Agreement to any Person includes its successors and assigns and, in the case of any government authority, any Person succeeding to its functions and capacities.

(c)           Unless otherwise indicated, any reference in this Agreement to any Article, Section, Schedule or Exhibit means and refers to the Article or Section contained in, or Scheduled or Exhibit attached to, this Agreement.

(d)           Other grammatical forms of defined words or phrases have corresponding meanings.

(e)           Unless otherwise indicated, a reference to a document or agreement, including this Agreement, includes a reference to that document or agreement as novated, amended, supplemented or restated from time to time.

(f)            Unless otherwise indicated, a reference to a Requirement of Law includes a reference to that Requirement of Law as amended, modified, supplemented, extended or restated from time to time.

(g)           The terms “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(h)           The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE 2.

CONDITIONS PRECEDENT; TERM

2.0           Conditions Precedent of Buyer. Buyer’s obligations under this Agreement shall be conditioned upon the satisfaction, at the Closing, of each of the following conditions:

(a)           Agreement.  Buyer shall have received this Agreement, executed and delivered by one or more duly authorized officers of Seller;

(b)           Closing Certificate.  Buyer shall have received a closing certificate, executed and delivered by one or more duly authorized officers of Seller, certifying that all representations and warranties made by Seller in the Transaction Documents are true and correct in all material respects on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; and

(c)           Initial Seller LC.  The Initial Seller LC in substantially the form of Exhibit B hereto shall have been issued to the Buyer.

Seller shall use commercially reasonable efforts to cause the conditions described in this Section 2.0 to be satisfied as promptly as practicable and in no event later than five (5) Business Days after the date of this Agreement.

2.1           Conditions Precedent of Seller. Seller’s obligations under this Agreement shall be conditioned upon the satisfaction, at the Closing, of each of the following conditions:

(a)             Agreement.  Seller shall have received this Agreement, executed and delivered by one or more duly authorized officers of Buyer;

(b)             Closing Certificate.  Seller shall have received a closing certificate, executed and delivered by one or more duly authorized officers of Buyer, certifying that all representations and warranties of Buyer made in the Transaction Documents are true and correct in all material respects on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

(c)             Initial Buyer LC.  The Initial Buyer LC in substantially the form of Exhibit C hereto shall have been issued to the Seller;

(d)             Assignment Agreement.  One or more duly authorized officers of Buyer shall have executed and delivered an assignment agreement in favor of Seller, substantially in the form of Exhibit D hereto, pursuant to which Buyer assigns to Seller certain transmission rights over the transmission facilities that NBSO controls (the “Assignment Agreement”);

(e)             Filings, Registrations and Recordings.  The Seller shall ensure that each document (including, without limitation, any UCC financing statement or PPSA financing statement) required by the Assignment Agreement or otherwise reasonably requested by the Seller to be filed, registered or recorded in order to create in favor of the Seller a perfected security interest on the collateral described therein, prior and superior in right to any other Person, shall be in proper form for filing, registration or recordation;

(f)            Legal Opinion.  Buyer shall have delivered to Seller a customary opinion of counsel relating, among other things, to the enforceability of the security interests created pursuant to the Assignment Agreement, and otherwise in a form reasonably acceptable to Seller and its counsel; and

(g)           Notice to NBSO.  At the time of Closing, Buyer shall have provided the NBSO with a copy of the executed Assignment Agreement and shall have received an acknowledgement from the NBSO of its receipt of the Assignment Agreement and its concurrence with its terms.  Buyer shall have provided such acknowledgement to Seller, in such form as shall be reasonably requested by Seller.

Buyer shall use commercially reasonable efforts to cause the conditions described in this Section 2.1 (other than subsection (e) hereof) to be satisfied as promptly as practicable and in no event later than five (5) Business Days after the date of this Agreement.

2.2           Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held on the Effective Date.

2.3           Term. The term of this Agreement (the “Term”) shall begin on the date (the “Effective Date”) upon which the parties shall have caused (or waived) the conditions precedent in Sections 2.0 and 2.1 to be satisfied and shall, unless sooner terminated as provided herein, end at 11:59 p.m. on December 31, 2011.  The termination of this Agreement shall be without prejudice to all rights and obligations of the parties accrued under this Agreement prior to such termination.  Notwithstanding the foregoing or anything to the contrary set forth herein, the terms and conditions of Section 2.0, Section 2.1, the first sentence of Section 9.0(a) and the first sentence of Section 9.0(b), in each case, shall become fully effective and binding on the parties (as applicable) on the date of this Agreement.

2.4           Commercial Operation Date. Seller shall take all commercially reasonable steps to ensure that the Commercial Operation Date is no later than the Scheduled Commercial Operation Date.  If the Commercial Operation Date does not occur until after the Scheduled Commercial Operation Date, the Seller shall pay to Buyer Construction Delay Damages for each day that the Commercial Operation Date is delayed beyond the Scheduled Commercial Operation Date.  In no event will the aggregate amount of Construction Delay Damages paid by the Seller to Buyer exceed ***** dollars (US$*****).  In the event that the Commercial Operation Date does not occur by the COD Deadline, Buyer shall be entitled to terminate this Agreement by giving Seller prior written notice of ten (10) Business Days.  Payment of Construction Delay Damages shall be Buyer’s sole and exclusive remedy for any failure to achieve the Commercial Operation Date by the Scheduled Commercial Operation Date, and the right to terminate (as set forth in this Section 2.4) shall be Buyer’s sole and exclusive remedy for any failure to achieve the Commercial Operation Date by the COD Deadline.  THE PARTIES AGREE THAT BUYER MAY BE SUBSTANTIALLY DAMAGED IN AMOUNTS THAT MAY BE DIFFICULT OR IMPOSSIBLE TO DETERMINE IN THE EVENT THAT SELLER FAILS TO ACHIEVE THE COMMERCIAL OPERATION DATE BY THE SCHEDULED COMMERCIAL OPERATION DATE. THEREFORE, THE PARTIES HAVE AGREED ON SUMS THAT THE PARTIES AGREE ARE REASONABLE AS LIQUIDATED DAMAGES FOR THE DAMAGE IDENTIFIED IN THE PRECEDING

SENTENCE, AND IT IS FURTHER UNDERSTOOD AND AGREED THAT PAYMENT OF SUCH SUMS IS IN LIEU OF ACTUAL DAMAGES FOR SUCH FAILURE. SELLER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DEFENSE AS TO THE VALIDITY OF ANY LIQUIDATED DAMAGES IN THIS AGREEMENT ON THE GROUNDS THAT SUCH LIQUIDATED DAMAGES ARE VOID AS PENALTIES.

ARTICLE 3.

PURCHASE OF ENERGY BY BUYER

3.0           Sale and Purchase Obligations. Commencing on the Commercial Operation Date and for the remainder of the Term and subject to the provisions hereof, Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, all Delivered Electricity.  Buyer shall be under no obligation to purchase any Delivered Electricity generated by means other than the Facility (other than balancing power purchased by the Seller from the NBSO).

3.1           Deliveries. Delivery of all energy sold and purchased hereunder shall be made at the Delivery Point.

3.2           Delivered Electricity Price. For all Delivered Electricity delivered to the Delivery Point on and after the Commercial Operation Date, Buyer shall pay the Seller a price for all Delivered Electricity (and all balancing power purchased by the Seller from the NBSO) (the “Delivered Electricity Price”).  The Delivered Electricity Price is set forth in Schedule A attached hereto.  Seller shall also pay Buyer a Scheduling Fee as set forth in Section 3.8 below.

3.3           Test Energy Price. For all Delivered Electricity delivered to the Delivery Point before the Commercial Operation Date, the Buyer shall pay the Seller a price equal to the product of (a) ***** multiplied by (b) the Keswick real-time LMP as determined by ISO-NE for the same hours.  Seller shall also pay Buyer a Scheduling Fee as set forth in Section 3.8 below.

3.4           Delivery Costs. Buyer shall be responsible for all transmission arrangements associated with moving Delivered Electricity from the Delivery Point to the location where the Buyer ultimately sells or transfers ownership of the Delivered Electricity, and Buyer shall be responsible for all associated Delivery Costs.  The term “Delivery Costs” shall include actual tariff and related direct costs associated with moving Delivered Electricity from the Delivery Point to the location where the Buyer ultimately sells or transfers ownership of the Delivered Electricity.  The applicable tariffs and related costs shall include, without limitation, the NBSO tariff, MEPCO tariff, ISO-NE tariff, and Transenergie tariff (Quebec).  The applicable tariff and related direct costs include, but are not limited to, transmission tariff rates, losses, and ISA administrative charges, but will not include administrative, labor, or other costs.  Delivery Costs shall not include MPS tariff or ISA tariff costs which will be the responsibility of the Seller.  Delivery Costs shall not include energy imbalance costs assessed by NBSO which will be the responsibility of the Seller.  Buyer shall document and record all Delivery Costs and make available to Seller upon request.

3.5             Delivery Minimum.

(a)           Beginning on the Commercial Operation Date, other than for events of Force Majeure or Transmission Curtailment Events, in the event the Delivered Electricity amount is less than the applicable volumes shown in Schedule B (the “Minimum Delivered Electricity Amount”) in any calendar quarter, Seller will reimburse Buyer an amount equal to the product of the Deficient Electricity amount and the Deficient Electricity Price.

(b)           Notwithstanding the above, the maximum aggregate amount Seller shall reimburse Buyer for Deficient Electricity during any calendar quarter shall be ***** dollars (US $*****).

(c)           Payment of the amounts set forth in this Section 3.5 shall be Buyer’s sole and exclusive remedy for any failure by Seller to produce and deliver the Minimum Delivered Electricity Amount in any calendar quarter. THE PARTIES AGREE THAT BUYER MAY BE SUBSTANTIALLY DAMAGED IN AMOUNTS THAT MAY BE DIFFICULT OR IMPOSSIBLE TO DETERMINE IN THE EVENT THAT SELLER FAILS TO DELIVER THE MINIMUM DELIVERED ELECTRICITY AMOUNT IN ANY CALENDAR QUARTER. THEREFORE, THE PARTIES HAVE AGREED ON SUMS THAT THE PARTIES AGREE ARE REASONABLE AS LIQUIDATED DAMAGES FOR THE DAMAGE IDENTIFIED IN THE PRECEDING SENTENCE, AND IT IS FURTHER UNDERSTOOD AND AGREED THAT PAYMENT OF SUCH SUMS IS IN LIEU OF ACTUAL DAMAGES FOR SUCH FAILURE. SELLER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DEFENSE AS TO THE VALIDITY OF ANY LIQUIDATED DAMAGES IN THIS AGREEMENT ON THE GROUNDS THAT SUCH LIQUIDATED DAMAGES ARE VOID AS PENALTIES.

3.6             NERC Tags. Buyer agrees to generate and/or transfer all NERC Tags necessary for and associated with the delivery of the Delivered Electricity into ISO-NE. Any NERC Tags and associated rights shall remain the property of the Seller at all times, and Seller shall have the right to sell, assign or transfer such NERC Tags and associated rights at Seller’s sole discretion.

3.7             Delivery to ISO-NE.

(a)           Buyer shall deliver any Delivered Electricity into ISO-NE (unless otherwise directed by Seller and approved by Buyer), including Delivered Electricity produced prior to the Commercial Operation Date.  If Buyer fails to deliver any Delivered Electricity to ISO-NE for any reason (other than as a result of a Transmission Curtailment Event), then Buyer shall indemnify and reimburse Seller for any direct costs, damages and/or alternative compliance payments, including electrical energy, REC and/or Capacity Value lost revenue.  Other than a Transmission Curtailment Event, lack of available transmission capacity shall not excuse performance under this Section.  Upon request, Seller shall provide Buyer with a reasonable estimate (if prior to such non-delivery) or written evidence (if subsequent to such non-delivery) of any damages, costs, payments, credits, or lost electrical energy, REC and/or Capacity Value revenue to be reimbursed hereunder.  Buyer shall reimburse Seller for all such amounts in the Month following the non-delivery, upon written request from Seller.

(b)           Buyer shall ensure that no other energy deliveries to ISO-NE scheduled by Buyer are treated under more favorable terms.

3.8           Scheduling Fee. The Buyer shall deduct from amounts otherwise due Seller hereunder an amount as set forth in Schedule C for each MWh of Delivered Electricity (the “Scheduling Fee”).  Subject to a pro rata reduction in the case of a Force Majeure occurring during the applicable calendar quarter, the Minimum Scheduling Fee for each calendar quarter of the year will be US$*****.  Partial periods will be pro-rated.  Notwithstanding the foregoing, if a Transmission Curtailment Event precludes Buyer from delivering Delivered Electricity through New Brunswick to ISO-NE, then for the duration of the Transmission Curtailment Event, Buyer shall not be entitled to a Scheduling Fee and the Minimum Scheduling Fee shall be reduced pro rata to reflect the duration of the Transmission Curtailment Event(s) during the applicable calendar quarter.

3.9           RECs. All RECs generated by the Facility shall remain the property of the Seller and are specifically excluded from the scope of Buyers’ purchase obligations hereunder.  Seller shall have the right to sell, assign or transfer such RECs at Seller’s sole discretion.  Buyer agrees to use all commercially reasonable efforts to assist Seller in demonstrating delivery of Delivered Electricity to ISO-NE for the purpose of creating associated RECs, including, but not limited to, producing relevant reports, certifications and releasing data.

3.10         Capacity Value. All Capacity Value available in connection with the Facility shall remain the property of the Seller and is specifically excluded from the scope of Buyer’s purchase obligations hereunder.  Seller shall have the right to sell, assign or transfer such Capacity Value at Seller’s sole discretion.

3.11         Rates and Charges Not Subject to Review. The rates and charges for services specified in this Agreement shall remain in effect for the Term, and shall not be subject to change for any reason, including regulatory review, absent agreement of the parties.  Absent the agreement of both parties to any proposed change of rates, the standard of review for changes to any section of this Agreement specifying the rate(s) or other material economic terms and conditions agreed to by the parties herein, whether proposed by a party, a non-party or FERC acting sua sponte, shall be the “public interest” standard of review set forth in United Gas Pipe Line Co., v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956).  The parties, for themselves and their successors and assigns, (i) agree that this “public interest” standard shall apply to any proposed changes in any other documents, instruments and other agreements executed or entered into by the parties in connection with this Agreement and (ii) hereby expressly and irrevocably waive any rights they can or may have to the application of any other standard of review, including the “just and reasonable” standard.

3.12         Costs and Charges. Seller shall be responsible for all costs or charges imposed in connection with the delivery of Excess Electricity to the Delivery Point, subject to Section 3.4.  Buyer shall be responsible for all costs or charges imposed in connection with the Delivered Electricity delivered under this Article 3 at and from the Delivery Point, subject to Section 3.4

3.13       Title and Risk of Loss. Seller shall be deemed to be in exclusive control of, and responsible for, any damage or injury caused by, Delivered Electricity delivered under this Article 3 prior to delivery at the Delivery Point; and Buyer shall be deemed to be in exclusive control of, and responsible for, any damages or injury caused by, Delivered Electricity delivered hereunder at and from the Delivery Point.  Seller shall have exclusive right, title and interest in the Delivered Electricity sold to Buyer and warrants that it will deliver Delivered Electricity to Buyer under this Article 3 free and clear of all liens, claims and encumbrances.  Title to and risk of loss of all Delivered Electricity delivered under this Article 3 shall transfer from Seller to Buyer upon delivery of the Delivered Electricity to Buyer at the Delivery Point.

3.14       Standard of Operation. Seller shall operate the Facility in accordance with (i) the applicable practices, methods, acts, guidelines, standards and criteria of FERC and the ISA and any successors to the functions thereof; (ii) all applicable Requirements of Law; and (iii) Prudent Utility Practice.  Seller will obtain all certifications, permits, licenses and approvals necessary to construct, operate and maintain the Facility and to perform its obligations under this Agreement during the Term.  Seller will be responsible for the coordination and synchronization of the Facility’s equipment with the System, and shall be solely responsible for any damage that may occur as a direct result of Seller’s improper coordination or synchronization of such equipment with the System.

3.15       Operating Procedures. The operating procedures attached hereto as Exhibit A (the “Operating Procedures”) establish the protocols under which the parties will perform their respective obligations under this Agreement and include procedures concerning the following: (1) the method of day-to-day communications; (2) the method of providing output forecasts and scheduling, both day ahead and intraday; (3) key personnel lists for Seller and Buyer; (4) Forced Outage and Planned Outage reporting; (5) optimization for Seller of Delivered Energy sales; and (6) assessing changes in the New Brunswick and New England energy markets.  Buyer and Seller agree to amend and update the Operating Procedures from time to time to reflect the actual operation of the Facility.

3.16           Outages.

(a)           Maintenance Outages.  If during the Term Seller needs to schedule a Maintenance Outage of the Facility which will effect more then ***** of the Nameplate Capacity Rating, Seller shall, at least 3 days prior to such outage, notify Buyer of such proposed Maintenance Outage and the parties shall plan such outage of capacity to mutually accommodate the reasonable requirements of Seller and service obligations of Buyer.  Notice of a proposed Maintenance Outage shall include the expected start date of the outage, the amount of capacity of the Facility that will not be available and the expected completion date of the outage, and shall be given to Buyer at the time the need for the Maintenance Outage is determined by Seller.  Buyer shall promptly respond to such notice and may request reasonable modifications in the schedule for the outage.  Seller shall use all reasonable commercial efforts to comply with such a request to reschedule a Maintenance Outage.  Seller shall notify Buyer of any subsequent changes in such capacity not available to Buyer or any subsequent changes in such Maintenance Outage completion date.  As soon as practicable, any such notifications given orally shall be confirmed in writing.

(b)           Planned Outages.  The Buyer and Seller agree that Seller will use commercially reasonable efforts to ensure that no Planned Outages occur between the dates of December 1st and February 28th during the Term.  Seller shall notify Buyer quarterly of its Planned Outage schedule.

(c)           Forced Outages.  Seller shall promptly provide to Buyer an oral report of a Forced Outage which has effected more then ***** of the Nameplate Capacity Rating of the Facility, which report shall include the amount of the capacity of the Facility that will not be available because of such Forced Outage and the expected return date of such capacity, and shall update such report as necessary to advise Buyer of changed circumstances.  As soon as practicable, all such oral reports shall be confirmed in writing.

3.17           Electricity Output Communications. Seller will provide telemetering equipment and facilities capable of transmitting the following information with respect to the Facility to Buyer and to the control center of Buyer and will operate such equipment when requested by Buyer:

(i)            Excess Electricity; and

(ii)           Delivered Electricity.

3.18         Power.  All Delivered Electricity delivered by Seller to the Delivery Point (a) shall be in the form of three-phase alternating current having a nominal frequency of sixty cycles per second and a harmonic content consistent with the requirements of the Institute of Electrical and Electronic Engineers Standard No. 519 and a voltage content consistent with guidelines with respect to the System, and (b) shall be in material compliance with all requirements in the Interconnection Agreement.

3.19           Taxes. Seller shall be responsible for all existing and any new sales, use, excise, ad valorem, and any other similar taxes, imposed or levied by any federal, state, provincial or local governmental agency on the Delivered Electricity sold and delivered under this Article 3 before the delivery of such Delivered Electricity to the Delivery Point.  Buyer shall be responsible for all existing and any new sales, use, excise, ad valorem, and any other similar taxes, imposed or levied by any federal, state, provincial or local government agency on the Delivered Electricity sold and delivered under this Article 3 upon and after the delivery of such Delivered Electricity to the Delivery Point.  For the avoidance of doubt Buyer shall be responsible for any harmonized sales tax and any goods and services tax.  Each party shall indemnify, release, defend and hold harmless the other party from and against any and all liability for taxes imposed or assessed by any taxing authority with respect to the Delivered Electricity sold, delivered and received hereunder that are the responsibility of the first party pursuant to this Section 3.19.

3.20           Exclusive Nature of Agreement. The relationship between the Buyer and Seller with respect to energy produced by the Facility for the Term of this Agreement is exclusive.  As long as Buyer is not in default of this Agreement and as long as there is not a Force Majeure or Transmission Curtailment Event that impacts a party’s ability to perform under this Agreement, the Seller shall not sell or make energy available from the Facility to any other Person (except for balancing power that is sold to the NBSO).  If Buyer is in default of this Agreement or if there is a Force Majeure or Transmission Curtailment Event that impacts a party’s ability to perform under this Agreement, Seller shall be entitled to sell or make energy available from the Facility to any other Person.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

4.0             Representations and Warranties. As a material inducement to execution of this Agreement, each party hereby represents and warrants to the other party that:

(a)           It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and is qualified to conduct its business in all jurisdictions necessary to perform its obligations hereunder;

(b)           The execution, delivery and performance of this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms or conditions in its governing documents or any agreement to which it is a party, or any law, rule, regulation, order, writ, judgment, decree or other legal or regulatory determination applicable to such party;

(c)           This Agreement constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditor’s rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain same may be pending;

(d)           There are no bankruptcy, insolvency, reorganization, receivership or other arrangement proceedings pending or being contemplated by it, or to its knowledge threatened against it;

(e)                                  To such party’s knowledge, there are no actions, proceedings, judgments, rulings or orders, issued by or pending before any court or other governmental body that would materially adversely affect its ability to perform this Agreement; and

(f)                                    Except for the Specified Authorizations and the Specified Notices in the case of Seller, no consent, approval or authorization of, or registration, filing or declaration with, any federal, provincial or state governmental authority or other regulatory agency (which has not been received, waived or satisfied as of the date hereof), as the case may be, or other person is required for the valid execution and delivery by such party of this Agreement, the consummation by such party of the transactions contemplated thereby or compliance by such party with the terms and provisions thereof.

4.1                                 Specified Authorizations. Seller will obtain, at its sole cost and expense, the Specified Authorizations and issue the Specified Notices, in each case, on or before the Commercial Operation Date. Upon procuring the Specified Authorizations and providing the Specified Notices, Seller will promptly notify Buyer.

4.2                                 No Immunity. Buyer warrants and covenants that with respect to its contractual obligations hereunder and performance thereof, it will not claim immunity on the grounds of sovereignty or similar grounds with respect to itself or its revenues or assets from (a) suit, (b) jurisdiction of any arbitral panel or court (including an arbitral panel or court located outside the jurisdiction of its organization), (c) relief by way of injunction, order for specific performance or recovery of property, (d) attachment of assets, or (e) execution or enforcement of any judgment.

4.3                                 No Other Representations and Warranties. Each party acknowledges that it has entered into this Agreement in reliance upon only the representations and warranties set forth in this Agreement, and that no other representations or warranties have been made by the other party with respect to the subject matter hereof.

ARTICLE 5.

EVENTS OF DEFAULT AND TERMINATION; REMEDIES AND EARLY TERMINATION

5.0                                 Events of Default. The following occurrences shall constitute “Events of Default” (except to the extent caused by a Force Majeure or a Transmission Curtailment Event):

(a)                                  Failure by a party to make any payment required hereunder or under any other Transaction Document when due if such failure is not remedied within ten (10) Business Days after receipt by the Defaulting Party of written notice of such failure, provided that if the payment in question is the subject of a good faith dispute, such payment may be paid into an independent escrow account pursuant to Section 6.2 (pending resolution of such dispute);

(b)                                 Failure by a party to perform any other material obligation hereunder or under any other Transaction Document and such failure is not remedied within thirty (30) days after receipt by the Defaulting Party of written notice of such failure by the Non-Defaulting Party; provided that, with written notice from such Defaulting Party such thirty (30) day period shall be extended by an additional ninety (90) days as shall be necessary for the Defaulting Party to cure such failure and as long as (i) such default is subject to cure within such additional period, (ii) the Defaulting Party commences such cure within the thirty day period after receipt of the written notice by the Non-Defaulting Party and is at all times thereafter diligently and continuously proceeding to cure such failure and (iii) if the Buyer is the Defaulting Party, the security interests granted pursuant to the Assignment Agreement would not be impaired by such an extension;

(c)                                  Any representation or warranty made by a party pursuant to Article 4 or in any other Transaction Document shall have been false in any material respect when made;

(d)                                 The Buyer’s acts or omissions cause the security interest created under the Assignment Agreement to cease to be enforceable and of the same effect and priority purported to be created thereunder;

(e)                                  A party:

(i)                                     commences a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or consents to the filing of a petition to such effect or to the appointment of or taking possession by a custodian, receiver or similar official of such party of all or substantially all its property or assets, or admits in writing its inability to pay its debts generally as they become due, or takes corporate action in furtherance of any such action, or is the subject of an entry by a court having jurisdiction of a decree or order for relief in an involuntary case or proceeding under any such law or a decree or order making such an appointment; or

(ii)                                  takes advantage of any law or governmental regulation relating to bankruptcy or insolvency in any jurisdiction; or

(iii)                               has a receiver or receiver manager or a court appointed official appointed for all or substantially all of its property or assets; or

(iv)                              makes an assignment or attempted assignment for the benefit of its creditors, subject to a party’s rights to make a permitted assignment pursuant to Section 7.0 or

(v)                                 institutes any proceedings for the cessation of its business or corporate existence; or

(vi)                              consolidates, reorganizes, reincorporates or reconstitutes into or as, amalgamates with, or merges into or with, or transfers substantially all of its assets to another entity and either

a.                                       the resulting or surviving entity fails to assume all of such party’s obligations hereunder by operation of law or pursuant to an agreement reasonably satisfactory to the other party; or

b.                                      the resulting or surviving entity’s creditworthiness is, in the reasonable opinion of the Non-Defaulting Party, materially weaker than that of the transferring entity immediately prior to such action;

(vii)                           has any governmental authority or other third party seize, expropriate or confiscate all or a substantial part of its property or assets.

5.1                                 Events of Termination. The following occurrence shall constitute an Event of Termination: failure of either party to substantially perform its obligations under this Agreement on account of Force Majeure for a period exceeding 180 days.

5.2                                 Early Termination.

(a)                                  Upon the occurrence of, and during the continuation of, an Event of Default, the Non-Defaulting Party (as the Terminating Party) may terminate this Agreement by written notice to the other party designating the date of early termination and delivered to the Defaulting Party no less than ten (10) days before such early termination date.

(b)                                 Upon the occurrence of, and during the continuation of, an Event of Termination,

(i)                                     Either

a.                                       in the event of one Affected Party, the Non-Affected Party (as the Terminating Party), or

b.                                      in the event of two Affected Parties, either party (as the Terminating Party),

in either case, may terminate this Agreement by notice to the other party designating the date of early termination and delivered to the other party no less than ten (10) days before such early termination date.

(c)                                  In the event of an early termination of this Agreement pursuant to Section 5.2(b), no Termination Amount shall be payable by either party. In the event of an early termination of this Agreement pursuant to Section 5.2(a), the applicable Terminating Party shall calculate in good faith an amount (if any) to be received by it as a result of the termination of this Agreement (the “Termination Amount”) equal to:

(i)                                     If the Buyer is the Terminating Party, the then-applicable Buyer Exposure Amount plus any Costs incurred by the Buyer; and

(ii)                                  If the Seller is the Terminating Party, the then-applicable Seller Exposure Amount plus any Costs incurred by the Seller.

(d)                                 The other Party shall pay the Terminating Party an amount equal to the applicable Termination Amount, together with interest at the Default Rate from the early termination date until the date of payment. The Terminating Party shall calculate such amount as of the early termination date or promptly thereafter, and promptly notify the other party of the Termination Amount showing in reasonable detail how such amount was calculated. The owing party shall pay the Terminating Party the required amount within 30 Business Days of notification of the Termination Amount. For the avoidance of doubt, in the event of an early termination of this Agreement pursuant to Section 5.2(a), the Defaulting Party shall not be entitled to receive any Termination Amount.

(e)                                  In the event of an early termination of this Agreement pursuant to Section 5.2(a), the Terminating Party may exercise and enforce each and all of the rights and remedies available to it under this Agreement and, in accordance with Article 9, the applicable Credit Support provided by the other party. In addition, in the event of an early termination of this Agreement pursuant to Section 5.2(a), if the Terminating Party is the Seller, Seller may exercise and enforce, in any order, (i) each and all of the rights and remedies available to a secured party under the UCC, the PPSA or other applicable law and (ii) each and all of the rights and remedies available to it under the Assignment Agreement.

(f)                                    In the event of a termination of this Agreement, the parties’ respective obligations under this Agreement shall terminate (other than those obligations which expressly are to be performed after termination or which survive termination pursuant to Section 5.3 hereof).

(g)                                 (i) In the event of a termination of this Agreement, each party shall pay to the other all amounts due the other under this Agreement for all periods prior to termination.

(ii)                                  The amounts due pursuant to subsection (i) shall be paid within thirty (30) days of the billing date for such charges plus interest thereon from the date of early termination until the date paid. Interest shall be calculated at,

a.                                       in the case of an Event of Default, the Default Rate, or

b.                                      in the case of an Event of Termination, the Interest Rate

(iii)                               The amounts payable under this Section 5.2 shall constitute the only amounts due upon the termination of this Agreement by either party, and no party shall be required to pay any amounts upon termination in excess of the amounts specified in this Section 5.2. The right to terminate this Agreement and recover the amounts and exercise the rights specified in this Section 5.2 shall constitute the sole and exclusive remedies of the parties in the event of an early termination of this Agreement as a result of an Event of Default or Event of Termination.

(h)                                 THE PARTIES AGREE THAT THE NON-DEFAULTING PARTY MAY BE SUBSTANTIALLY DAMAGED IN AMOUNTS THAT MAY BE DIFFICULT OR IMPOSSIBLE TO DETERMINE IN THE EVENT THAT THIS AGREEMENT IS TERMINATED AS A RESULT OF AN EVENT OF DEFAULT PRIOR TO THE END OF THE SCHEDULED TERM. THEREFORE, THROUGH THE CALCULATION OF THE TERMINATION AMOUNT AS SET FORTH HEREIN, THE PARTIES HAVE AGREED ON SUMS THAT THE PARTIES AGREE ARE REASONABLE AS LIQUIDATED DAMAGES FOR THE DAMAGE IDENTIFIED IN THE PRECEDING SENTENCE, AND IT IS FURTHER UNDERSTOOD AND AGREED THAT PAYMENT OF SUCH SUMS IS IN LIEU OF ACTUAL DAMAGES FOR SUCH FAILURE. EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DEFENSE AS TO THE VALIDITY OF ANY TERMINATION AMOUNT IN THIS

AGREEMENT ON THE GROUNDS THAT SUCH LIQUIDATED DAMAGES ARE VOID AS PENALTIES.

5.3                                 Survival. The expiration or termination of this Agreement shall be without prejudice to all rights and obligations of the parties accrued under this Agreement prior to the date of such expiration or termination. The provisions of Sections 3.12, 3.19, 4.2, 4.3, 5.2, 6.2, 6.3, 6.4, 6.5, 8.1, 8.2, 8.3, 8.4, 9.1(f) and Articles 10, 12 and 13 shall survive the termination of this Agreement.

ARTICLE 6.

BILLING AND PAYMENT; RECORDS

6.0                                 Billing and Payment. Each Month during the Term, Buyer shall send to Seller a statement setting forth the total amount due for Delivered Electricity delivered to Buyer during the immediately preceding Month, the quantity of Delivered Electricity that was delivered to Buyer during such Month, and any other amounts due to Seller or to Buyer under this Agreement. In the event that Buyer fails to send Seller such a statement in any given Month, Seller shall be entitled to prepare such statement and deliver it to Buyer. Payments pursuant to invoices due from either party shall be due on or before the latter of the twentieth (20th) day of each Month, or tenth (10th) day after receipt of the invoice or, if such day is not a Business Day, then on the next Business Day. Payment shall be made by wire transfer to the other party’s account.

6.1                                 Interest on Late Payments. Amounts not paid when due shall accrue interest from, and including, the due date to, and excluding, the date of payment at the Default Rate.

6.2                                 Disputed Amounts. If either party, in good faith, disputes any amount due pursuant to a statement rendered hereunder, such party shall (i) notify the other party of the specific basis for the dispute, (ii) pay that portion of the statement that is undisputed on or before the due date and (iii) pay into an independent escrow account (in accordance with escrow arrangements reasonably acceptable to the parties) the portion of the statement in dispute, pending resolution of such dispute. Any dispute notice shall be provided within one year of the date of the invoice in which the error first occurred. If any amount disputed by such party is determined to be due the other party through arbitration in accordance with Section 12.1, or if the parties resolve the payment dispute, the amount due shall be paid out of escrow within five (5) days of such determination or resolution, along with interest accrued at the Default Rate from the date due until the date paid.

6.3                                 Records. Each party shall keep and maintain all records as may be necessary or useful in performing or verifying any calculations made pursuant to this Agreement, or in verifying such party’s performance hereunder. All such records shall be retained by each party for at least three calendar years following the calendar year in which such records were created.

6.4                                 Currency. All amounts set forth in this Agreement are denominated in US dollars, and all payments under this Agreement shall be made in US dollars.

6.5                                 Audit.

(a)                                  Each party, through an internationally-recognized accounting firm (reasonably acceptable to the other party), shall have the right, at its sole expense and during normal business hours, to examine and copy the records of the other party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made hereunder or to verify the other party’s performance of its obligations hereunder. Upon request, each party shall provide to the other party statements evidencing the quantities of energy delivered at the Delivery Point and delivered to ISO-NE (or other Market Delivery Point). If any statement is found to be inaccurate, a corrected statement shall be issued and any amount due thereunder will be promptly paid and shall bear interest calculated at the Default Rate from the date of the overpayment or underpayment to the date of receipt of the reconciling payment. Notwithstanding the above, no adjustment shall be made with respect to any statement or payment hereunder unless a party questions the accuracy of such payment or statement within one year after the date of such statement or payment.

(b)                                 In addition, Seller will provide to Buyer from time to time the following information with respect to the Facility:

(i)                                     The manufacturers’ guidelines and recommendations for maintenance of the Facility equipment;

(ii)                                  A report summarizing the results of maintenance performed during each Planned Outage and any Forced Outage, and upon request of Buyer any of the technical data obtained in connection with such maintenance; and

(iii)                               From the start of construction of the Facility but before the Commercial Operation Date, a monthly progress report stating the percentage completion of the Facility and a brief summary of construction activity during the prior Month.

(iv)                              A report summarizing the operating results from the Facility.

(v)                                 A report detailing the upcoming Maintenance and Planned Outages.

(c)                                  Upon reasonable prior notice (in light of the circumstances) and subject to the safety rules and regulations of Seller, Seller will provide Buyer and its authorized agents, employees and inspectors with reasonable access to the Premises and the Facility: (i) for the purpose of reading or testing metering equipment, (ii) in connection with the operation and maintenance of the Interconnection Facilities, (iii) to provide tours of the Facility to customers and other guests of Buyer, and (iv) for other reasonable purposes at the reasonable request of Buyer.

ARTICLE 7.

ASSIGNMENT; BINDING EFFECT

7.0                                 Assignment.

(a)                                  Neither party shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Seller may, without the consent of Buyer, assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements in accordance with subsection (b) below.

(b)                                 Seller may assign, pledge or mortgage its rights hereunder for security of any indebtedness and (i) upon giving notice to the Buyer of such assignment, pledge or mortgage, (A) the assignee, pledgee or mortgagee shall be entitled to exercise all rights and remedies it may have with respect to this Agreement without the further consent of the Buyer, to receive a copy of any notice given by the Buyer or the Seller pursuant to the terms hereof, and to deliver any notice permitted under this Agreement on the Seller’s behalf, and (B) the Buyer shall be entitled to assume the due authority of the assignee, pledgee or mortgagee in taking any action or authorizing any notice without the necessity of independently reviewing the assignment, pledge, mortgage, or other security instrument delivered by the Seller to the assignee, pledgee or mortgagee and to accept performance by the assignee, pledgee or mortgagee of any duty or obligation of the Seller hereunder, and (ii) upon giving the Buyer a copy of a trustee’s deed, deed in lieu of foreclosure, or other instrument pursuant to which the assignee, pledgee, mortgagee, or other party acquires legal title to this Agreement, (A) the assignee, pledgee, mortgagee, or other party shall assume the Seller’s duties and obligations hereunder, provided that the liability of any such assignee, pledgee or mortgagee under this Agreement following such assumption shall be limited to its interests under the Agreement, and (B) Buyer shall accept the assignee, pledgee, mortgagee, or other party as the successor to the Seller under the Agreement. At the request of Seller, Buyer agrees to execute and deliver a consent in a form reasonably acceptable to the party(ies) providing financing to the Seller.

7.1                                 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

ARTICLE 8.

FORCE MAJEURE; INDEMNITY; LIMITATION OF LIABILITY

8.0                                 Force Majeure. If either party is rendered unable by Force Majeure to carry out, in whole or in part, its obligations under this Agreement, then, during the pendency of such event of Force Majeure, but for no longer period, the obligations of the Affected Party (other than the obligation to make payments hereunder when due) shall be suspended to the extent required. The Affected Party shall (a) endeavor to give the other Party oral notice as soon as reasonably practicable following such event of Force Majeure and, in any case, give the other Party written notice within 48 hours of the commencement of the Force Majeure event, with details to be supplied within 3 Business Days after the commencement of the Force Majeure event further describing the particulars of the occurrence of the Force Majeure event, and (b) take all reasonable steps to remedy the cause of the Force Majeure with all reasonable dispatch; provided, however, that this provision shall not require Seller to deliver, or Buyer to receive, Delivered Electricity at points other than the Delivery Point. Notwithstanding the foregoing, in no event will any Force Majeure event extend this Agreement beyond its Term.

8.1                                 Indemnification.

(a)                                  Each party shall indemnify and hold harmless the other party and its officers, directors, agents and employees from and against any and all claims, demands, actions, losses, liabilities, expenses (including reasonable legal fees and expenses), suits and proceedings of any nature whatsoever for personal injury, death or property damage to each other’s property or facilities or personal injury, death or property damage to third parties (collectively “Liabilities”) caused by the breach or gross negligence or willful misconduct of the indemnifying party that arise out of or are in any manner connected with the performance of this Agreement except to the extent such injury or damage is attributable to the gross negligence or willful misconduct or breach of this Agreement by the party seeking indemnification hereunder.

(b)                                 Without limiting the foregoing, Buyer shall indemnify Seller from all Liabilities related to Delivered Electricity once sold and delivered to Buyer at the Delivery Point and Seller shall indemnify Buyer for all Liabilities related to Delivered Electricity prior to its delivery by Seller at the Delivery Point.

(c)                                  Any fines, penalties or other costs incurred by either party or such party’s agents, employees or subcontractors for non-compliance by such party, its agents, employees or subcontractors with the Requirements of Law will not be reimbursed by the other party but will be the sole responsibility of such non-complying party.

8.2                                 Limitations of Remedies, Liability and Damages. The parties agree that the remedies and measures of damages provided in this Agreement satisfy the essential purposes hereof and, where this Agreement expressly provides for an exclusive remedy in favor of any party for breach, default or failure to perform hereunder, such remedy shall constitute the sole and exclusive remedy of the non-breaching party for the liabilities of such breaching party arising out of or in connection with this Agreement, notwithstanding any remedy otherwise available at law or in equity. If no measure of damages or other remedy is expressly provided herein, the obligor’s liability shall be limited to direct actual damages only, which direct actual damages shall be the sole and exclusive remedy and all other remedies or damages at law or in equity are waived. Except where this Agreement provides for an exclusive remedy, neither party shall be liable for consequential, incidental, punitive, exemplary or indirect damages, lost profits or other business interruption damages, whether such damages are allowed or provided by statute, in tort, under this Agreement, under any indemnity provision or otherwise.

8.3                                 Duty to Mitigate. Each party agrees that it has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other party’s default or non-performance of this Agreement.

8.4                                 Interruption. MPS, ISA, NBSO, or MEPCO may physically interrupt or curtail the physical flow of energy from the Facility to the Delivery Point or from the Delivery Point to Market Delivery Point (individually a “Transmission Curtailment Event”), provided, however, that a Transmission Curtailment Event shall not be deemed to occur (a) with respect to the flow of energy between the Facility and the Delivery Point if the interruption or curtailment arose from or was attributable to Seller’s acts, errors or omissions, and (b) with respect to the flow of energy between the Delivery Point and the Market Delivery Point if the interruption or curtailment arose from or was attributable to Buyer’s acts, errors or omissions. Each Party shall use commercially reasonable efforts to limit the negative impact of any such Transmission Curtailment Event on the other Party. The Parties shall convene a meeting within 5 Business Days to review their actions. In the event any such Transmission Curtailment Event presents an opportunity to maximize the value of sales of Delivered Electricity, each party shall use commercially reasonable efforts to take advantage of any such opportunity.

ARTICLE 9.

FINANCIAL ASSURANCES

9.0                                 Credit Support.

(a)                                  On or before the date that is five (5) Business Days after the date of this Agreement, Seller shall provide to Buyer or arrange for the provision of, in the form of Exhibit B, an irrevocable letter of credit from an Acceptable Financial Institution (the “Initial Seller LC”) in an amount equal to $***** (the “Baseline Seller Credit Support Amount”). The Baseline Seller Credit Support Amount assumes an amount of Costs equal to $***** but is based on a Buyer Exposure Amount equal to zero (0). Except as otherwise provided in this Article 9, Seller shall maintain or arrange for the maintenance of the Initial Seller LC in effect for the remainder of the Term, provided that at any time Seller may replace or cause to be replaced the Initial Seller LC (or any subsequent Seller Credit Support) with (i) cash, (ii) a replacement irrevocable letter of credit from an Acceptable Financial Institution in substantially the form of the Initial Seller LC, (iii) a guarantee from a Creditworthy Affiliate in form and substance reasonably satisfactory to Buyer, or (iv) some combination of the foregoing, in each case, for a value equivalent to the Seller Credit Support being replaced.

(b)                                 On or before the date that is five (5) Business Days after the date of this Agreement, Buyer shall provide to Seller, in the form of Exhibit C, an irrevocable letter of credit from an Acceptable Financial Institution (the “Initial Buyer LC”) in an amount equal to $***** (the “Baseline Buyer Credit Support Amount”). The Baseline Buyer Credit Support Amount assumes an amount of Costs equal to $***** but is based on a Seller Exposure Amount equal to zero (0). Except as otherwise provided in this Article 9, Buyer shall maintain the Initial Buyer LC in effect for the remainder of the Term, provided that at any time Buyer may replace the Initial Buyer LC (or any subsequent Buyer Credit Support) with (i) cash, (ii) a replacement irrevocable letter of credit from an Acceptable Financial Institution in substantially the form of the Initial Buyer LC, (iii) a guarantee from a Creditworthy Affiliate in form and substance reasonably satisfactory to Seller, or (iv) some combination of the foregoing, in each case, for a value equivalent to the Buyer Credit Support being replaced.

(c)           The Credit Support posted or caused to be posted by a party may be drawn by the other party if the party posting the Credit Support has (i) failed to pay any undisputed amounts due under this Agreement (or failed to pay disputed amounts into an independent escrow account as required by Section 6.2, pending resolution of the dispute) within ten (10) days after such amounts are due or (ii) failed to pay any amount disputed and found to be due under Article 12 within ten (10) days after such party’s receipt of notice resolving such dispute. If the Credit Support posted or caused to be posted by either party is drawn pursuant to this Section 9.0(c), the party posting or causing the posting of such Credit Support shall have the obligation to replenish or arrange the replenishment of the Credit Support to the amount required pursuant to Section 9.1 within ten (10) days after receipt of notice that the Credit Support has been drawn.

(d)           In the event that the Credit Support posted or caused to be posted by a party is in the form of a letter of credit, such letter of credit may be drawn by the beneficiary if such letter of credit is due to expire within thirty (30) days and the party providing such letter of credit has failed to deliver or cause to be delivered to the other party an extended or replacement letter of credit (or alternative replacement Credit Support in the form specified in Sections 9.0(a) or 9.0(b), as the case may be) meeting the requirements of this Agreement. In the event that the Credit Support posted or caused to be posted by a party is drawn pursuant to this Section 9.0(d), the party drawing on such Credit Support shall hold such amounts in trust as cash collateral and may use such cash collateral, or any portion thereof, for the purposes described in Section 9.0(c); provided, however, that if the other party shall thereafter replace or cause to be replaced such cash collateral with replacement Credit Support meeting the requirements of this Agreement, the party holding such cash collateral shall return the cash collateral, or any remaining portion thereof, to the other party as soon as practicable.

9.1           Increases or Reductions in Credit Support.

(a)           On each Credit Support Calculation Date, each party shall review (i) the credit rating of the other party (if any), and (ii) the amount of the Credit Support posted by the other party as compared to the applicable Exposure Amount as of such Credit Support Calculation Date.

(b)           If on any Credit Support Calculation Date, Buyer determines, acting reasonably, Seller’s creditworthiness to be Unsatisfactory, then Buyer may continue to require that Seller Credit Support be provided, and Seller agrees to provide such Seller Credit Support, in an amount equal to the applicable Baseline Seller Credit Support Amount plus the applicable Buyer Exposure Amount. If on any Credit Support Calculation Date, Seller determines, acting reasonably, Buyer’s creditworthiness to be Unsatisfactory, then Seller may continue to require that Buyer Credit Support be provided, and Buyer agrees to provide such Buyer Credit Support, in an amount equal to the Baseline Buyer Credit Support Amount plus the applicable Seller Exposure Amount. However, if either party’s credit rating is determined to be Investment Grade, then the other party shall return any undrawn Credit Support to such party within five (5) Business Days after such determination.

(c)           If on any Credit Support Calculation Date, (i) the sum of the applicable Baseline Seller Credit Support Amount plus the applicable Buyer Exposure Amount is greater than the amount of Seller Credit Support and the amount of such difference exceeds the Threshold Amount, then Buyer may by written notice require that, within five (5) Business Days, Seller increase the amount of Seller Credit Support provided, and Seller agrees to provide such increased Seller Credit Support, by the amount the applicable Baseline Seller Credit Support Amount plus the applicable Buyer Exposure Amount exceeds the amount of Seller Credit Support then-posted. Any incremental Seller Credit Support required from Seller may be in the form of (i) cash, (ii) an irrevocable letter of credit from an Acceptable Financial Institution in substantially the form of the Initial Seller LC, (iii) a guarantee from a Creditworthy Affiliate in form and substance reasonably satisfactory to Buyer, or (iv) some combination of the foregoing, in each case, for a value equivalent to the Seller Credit Support being provided. Alternatively, if on any Credit Support Calculation Date, the sum of the applicable Baseline Seller Credit Support Amount plus the applicable Buyer Exposure Amount is less than the amount of Seller Credit Support (by more than the Threshold Amount), then Seller shall be entitled to reduce the amount of Seller Credit Support provided by the amount such Seller Credit Support exceeds the sum of the applicable Baseline Seller Credit Support Amount plus the applicable Buyer Exposure Amount, and Buyer shall cooperate with Seller as necessary to return or modify the undrawn Seller Credit Support no longer required within five (5) Business Days.

(d)           If on any Credit Support Calculation Date, (i) the sum of the applicable Baseline Buyer Credit Support Amount plus the applicable Seller Exposure Amount is greater than the amount of Buyer Credit Support and the amount of such difference exceeds the Threshold Amount, then Seller may by written notice require that, within five (5) Business Days, Buyer increase the amount of Buyer Credit Support provided, and Buyer agrees to provide such increased Buyer Credit Support, by the amount the applicable Baseline Buyer Credit Support Amount plus the applicable Seller Exposure Amount exceeds the amount of Buyer Credit Support then-posted. Any incremental Buyer Credit Support required from Buyer may be in the form of (i) cash, (ii) an irrevocable letter of credit from an Acceptable Financial Institution in substantially the form of the Initial Buyer LC, (iii) a guarantee from a Creditworthy Affiliate in form and substance reasonably satisfactory to Seller, or (iv) some combination of the foregoing, in each case, for a value equivalent to the Buyer Credit Support being provided. Alternatively, if on any Credit Support Calculation Date, the sum of the applicable Baseline Buyer Credit Support Amount plus the applicable Seller Exposure Amount is less than the amount of Buyer Credit Support (by more than the Threshold Amount), then Buyer shall be entitled to reduce the amount of Buyer Credit Support provided by the amount such Buyer Credit Support exceeds the sum of the applicable Baseline Buyer Credit Support Amount plus the applicable Seller Exposure Amount, and Seller shall cooperate with Buyer as necessary to return or modify the undrawn Buyer Credit Support no longer required within five (5) Business Days.

(e)           If at any time, the credit rating of a financial institution providing Credit Support in the form of a letter of credit no longer qualifies as an Acceptable Financial Institution or the credit rating of an Affiliate providing Credit Support in the form of a guarantee no longer qualifies as a Creditworthy Affiliate, then in either case the party posting such Credit Support shall provide replacement Credit Support in the form specified in Sections 9.0(a) or 9.0(b), as the case may be.

(f)            Each party shall return to the other party, as applicable, any undrawn Credit Support on or before the date that is the later of (i) thirty (30) days after the date of termination of this Agreement, and (ii) five (5) Business Days after the date on which the party providing the Credit Support has paid the other party all amounts owed to such party under this Agreement.

ARTICLE 10.

CONFIDENTIALITY

10.0         Confidentiality.  The parties agree that the parties’ proposals and negotiations prior to the date hereof concerning this Agreement, the terms of this Agreement, and the actual charges billed to Buyer or Seller under this Agreement, constitute the confidential business information (“Confidential Business Information”) of both parties. Except as set forth herein, Seller and Buyer each agree to hold such Confidential Business Information wholly confidential. Such Confidential Business Information may only be used by the parties for purposes related to the approval, administration or enforcement of this Agreement and for no other purpose.

Each party agrees not to disclose Confidential Business Information to any other person (other than its Affiliates, counsel, consultants, lenders (including prospective lenders), equity investors (including potential equity investors), employees, officers and directors), without the prior written consent of the other party, provided that either party may disclose Confidential Business Information, if such disclosure is required by law or pursuant to an order of a court or regulatory agency or in order to enforce this Agreement or to seek approval of this Agreement. In the event a party is required by law or by a court or regulatory agency to disclose Confidential Business Information, such party shall to the extent possible notify the other party at least three (3) Business Days in advance of such disclosure.

Each party agrees that violation of the terms of Article 10 constitutes irreparable harm to the other, and that the harmed party may seek any and all remedies available to it at law or in equity, including but not limited to injunctive relief.

ARTICLE 11.

NOTICES AND ADDRESS FOR PAYMENT

11.0         Notices.  All notices, requests, statements or payments shall be made to the addresses set out below. Notices required to be in writing shall be delivered by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Business Day during which the notice is received or hand delivered. Notice by overnight mail or courier shall be deemed to have been received upon delivery as evidenced by the delivery receipt. A party may change its address by providing notice of same in accordance herewith:

To Buyer:	515 King Street
P. O. Box 2040
Fredericton, New Brunswick
Canada
E3B 5G4
Attn: Rick McGivney

to Seller:	Evergreen Wind Power, LLC
c/o UPC Wind Management, LLC
100 Wells Ave., Suite 201
Newton, MA 02459

(a)           All amounts due Seller under this Agreement must be sent via United States mail to the address specified below:

Evergreen Wind Power, LLC
c/o UPC Wind Management, LLC
100 Wells Ave., Suite 201
Newton, MA 02459

or (ii) wire transfer to the following Account:

Maine Wind Partners, LLC
Bank of America
ABA:	026 009 593
Account:	0046 0490 2995

(b)           All amounts due Buyer under this Agreement must be sent via United States mail to the address specified below:

515 King Street
P. O. Box 2040
Fredericton, New Brunswick
Canada
E3B 5G4
Attn: Rick McGivney

or (ii) wire transfer to the following Account:

DESTINATION:	CHASUS33
(IBK)	JP Morgan Chase
NEW YORK, NY
ABA 021000021

PAY TO BANK:	ROYCCAT2
(BBK)	ROYAL BANK OF
CANADA
TORONTO, ONTARIO
UID 055253

BENEFICIARY:	00884 4001178
(BNF)	NEW BRUNSWICK
POWER
CORPORATION
ATTENTION:
GENERATION

(c)           The address or addressee to which notices or invoices shall be mailed may be changed from time to time by either party by notice served as hereinabove provided.

ARTICLE 12.

DISAGREEMENTS

12.0         Negotiations.  The parties shall attempt in good faith to resolve all disputes arising out of or related to or in connection with this Agreement promptly by negotiation, as follows. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Executives of both parties at levels one level above the personnel who have previously been involved in the dispute shall meet at a mutually acceptable time and place within ten (10) days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days from the referral of the dispute to senior executives, or if no meeting of senior executives has taken place within fifteen (15) days after such referral, either party may initiate arbitration as provided hereinafter. All negotiations pursuant to this clause are confidential.

12.1         Arbitration.

(a)           If the negotiation process provided for in Section 12.0 has not resolved the dispute, the dispute shall be decided by binding arbitration in the City of New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association (except as expressly provided otherwise herein). The arbitration shall be governed by the United States Arbitration Act (9 U.S.C. § 1 et seq.), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. This agreement to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith will be specifically enforceable under the prevailing arbitration law of any court having jurisdiction. Notice of demand for arbitration must be filed in writing with the other party to this Agreement. The demand must be made within a reasonable time after dispute has arisen. In no event may the demand for arbitration be made if the institution of legal or equitable proceedings based on such dispute is barred by the applicable statute of limitations. Any arbitration may be consolidated with any other arbitration proceedings between the parties commenced under this Section 12.1. The results of the arbitration shall be binding, and the award of the arbitrator shall be specifically enforceable in a court of competent jurisdiction.

(b)           Either party may commence the arbitration by giving to the other written notice in sufficient detail of the existence and nature of any dispute proposed to be arbitrated. The parties shall attempt to agree on a person with respect to the matter at issue to serve as arbitrator. If the parties cannot agree on an arbitrator within ten (10) days of such notice, each shall then appoint one individual to serve as an arbitrator within 30 days of such notice and the two (2) thus appointed shall select a third arbitrator to serve as chairman of the panel of arbitrators; and such three (3) arbitrators shall determine all matters by majority vote; provided however, if the two (2) arbitrators appointed by the parties are unable to agree upon the appointment of the third arbitrator within ten (10) days after their appointment, both shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within five (5) days of such notice, then either of the parties upon written notice to the other may require such appointment from, and pursuant to the rules of, the American Arbitration Association for commercial arbitration. Any arbitrator appointed shall be a present or former executive of an electric utility, or private power company, or an attorney, in each case with substantial experience in electric power purchase agreements. Prior to appointment, each arbitrator shall agree to conduct such arbitration in accordance with the terms of this Agreement.

(c)           The parties shall have sixty (60) calendar days after appointment of all arbitrators to perform discovery and present evidence and argument to the arbitrators. During that period, the arbitrators shall be available to receive and consider all such evidence as is relevant and, within reasonable limits due to the restricted time period, to hear as much argument as is feasible, giving a fair allocation of time to each party to the arbitration. The arbitrators shall use all reasonable means to expedite discovery and to sanction noncompliance with reasonable discovery requests or any discovery order. The arbitrators shall not consider any evidence or argument not presented during such period and shall not extend such period except by the written consent of both parties. At the conclusion of such period, the arbitrators shall have forty-five (45) calendar days to reach a determination.

(d)           The arbitrators shall have the right only to interpret and apply the terms and conditions of this Agreement and to order any remedy allowed by this Agreement, but may not change any term or condition of this Agreement, deprive either party of any right or remedy expressly provided hereunder, or provide any right or remedy that has been excluded hereunder.

(e)           The arbitrators shall give a written decision to the parties stating their findings of fact, conclusions of law and order, and shall furnish to each party a copy thereof signed by them within five (5) calendar days from the date of their determination. Each party shall pay the cost of the arbitrator or arbitrators, with respect to those issues as to which they do not prevail, as determined by the arbitrator or arbitrators.

12.2         Settlement Discussions.  The parties agree that no statements of position or offers of settlement made in the course of the dispute process described in this Article 12 above will be offered into evidence for any purpose in any litigation or arbitration between the parties, nor will any such statements or offers of settlement be used in any manner against either party in any such litigation or arbitration. Further, no such statements or offers of settlement shall constitute an admission or waiver of rights by either party in connection with any such litigation or arbitration. At the request of either party, any such statements and offers of settlement, and all copies thereof, shall be promptly returned to the party providing the same.

12.3         Preliminary Injunctive Relief.  Nothing in this Article 12 shall preclude, or be construed to preclude, the resort by either party to a court of competent jurisdiction solely for the purposes of securing a temporary or preliminary injunction to preserve the status quo or avoid irreparable harm pending arbitration pursuant to this Article 12.

12.4         Confidential Proceedings.  The fact that either party has invoked the provisions of this Article 12, the arbitration proceedings and related communications, and the decision of the arbitrators shall all be considered Confidential Business Information subject to Article 10 hereof, and the arbitrators shall make no disclosure of any confidential information that would not be permitted by a party under Article 10.

12.5         Submission to Jurisdiction.  Each party hereby irrevocably consents to the non-exclusive jurisdiction of the United States District Court of the Southern District of New York and the courts of New York State sitting in the Borough of Manhattan in New York City, in each case, for any action or proceeding filed by the other party (a) to enforce any award or decision of any arbitration panel duly appointed under this Agreement to resolve any dispute between the parties, and (b) regarding any matter or issue that an arbitration panel declines to hear, and each party waives any objection which it may now or hereafter have regarding the choice of such forum, whether based on personal jurisdiction, venue, forum non conveniens or on any other grounds. Buyer and Seller irrevocably consent to the service of process outside of the territorial jurisdiction of such courts by mailing copies thereof by registered or certified mail, postage prepaid, to Buyer’s or Seller’s, as the case may be, last known address as shown in this Agreement with the same effect as if such party were a resident of the State of New York and had been lawfully served in such State. Nothing in this Agreement shall affect the right to service of process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM UNDER THIS AGREEMENT.

ARTICLE 13.

MISCELLANEOUS

13.0         Entirety.  This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties and supersede any prior or contemporaneous agreements or representations of the parties affecting the same subject matter.

13.1         Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any principles of conflicts of law other than Section 5-1401 of the New York General Obligations Law.

13.2         Non-Waiver.  No waiver by either party hereto of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other default or defaults whether of a like kind or different nature.

13.3         Headings; Attachments.  The headings used for the sections and articles herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Agreement. Any and all attachments referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes.

13.4         Counterparts.  This Agreement may be executed in two counterparts, each of which is an original and all of which constitute one and the same instrument.

13.5         Forward Contract.

(a)           Without limiting the applicability of any other provision of Title 11 of the United States Code (as amended, the “Bankruptcy Code”), the Parties acknowledge and agree that (i) this Agreement constitutes a “forward contract” as defined in Section 101 (25) of the Bankruptcy Code; (ii) Purchaser and Seller are “forward contract merchants” within the meaning of Section 101 (26) of the Bankruptcy Code; (iii) that the rights of the Parties under the termination provisions of this Agreement will constitute contractual rights to liquidate transactions hereunder; (iv) that any payment related thereto will constitute a “settlement payment” as defined in Section 101 (51A) of the Bankruptcy Code; and (v) that the Parties are entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(b)           Without limiting the applicability of any other provision of the Bankruptcy and Insolvency Act (Canada) (as amended, the “Canadian Bankruptcy Act”), the Parties acknowledge and agree that (i) this Agreement constitutes an “eligible financial contract” as defined in Section 65.1(8) of the Canadian Bankruptcy Act; (ii) that the rights of the Parties under the termination provisions of this Agreement may be used to calculate the net termination value within the meaning of Section 65.1(8) of the Canadian Bankruptcy Act; and (iii) that the Parties are entitled to the rights under, and protections afforded by Section 65.1 of the Canadian Bankruptcy Act.

13.6         Other.  This Agreement (i) shall not be altered or amended except by an instrument in writing executed by authorized representatives of the parties; (ii) does not confer any rights upon any person other than the parties and their respective successors and permitted assigns; and (iii) may be performed by Seller through the use of agents and subcontractors (but such use shall not relieve Seller of any obligation hereunder). Any provision of this Agreement which is prohibited or unenforceable in a specific situation in any jurisdiction shall not affect the validity or enforceability of (a) that provision in another situation or in any other jurisdiction, or (b) the other provisions of this Agreement if such other provisions could then continue to conform with the purposes of this Agreement and the terms and requirements of applicable law. The parties shall execute and deliver all documents and perform all further acts that may be reasonably necessary to effectuate the provisions of this Agreement.

* * Signature Page to Follow * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set out above. This Agreement shall not become effective as to either party unless and until executed by both parties.

EVERGREEN WIND POWER,
LLC, as SELLER

By:	/s/ Paul Gaynor
Name:	PAUL GAYNOR
Title:	President

NEW BRUNSWICK POWER
GENERATION CORPORATION,
as BUYER

By:	/s/ Daryl Bishop
Name:
Title:

By:	/s/ Michael Gorman
Name:	MICHAEL GORMAN
Title:	VP.—Legal

Signature Page to Energy Management Services Agreement

SCHEDULE A

DELIVERED ELECTRICITY PRICE

Delivery Year	Delivered Electricity Price (US$ /MWh)
2006	*****
2007	*****
2008	*****
2009	*****
2010	*****
2011	*****

SCHEDULE B

MINIMUM DELIVERED ELECTRICITY AMOUNT

Calendar Quarter	Minimum Delivered Electricity Amount
January-March	***** MWh
April-June	***** MWh
July-September	***** MWh
October-December	***** MWh
Annual Total	***** MWh

SCHEDULE C

SCHEDULING FEE

Delivery Year	Scheduling Fee (US$ /MWh)
2006	*****
2007	*****
2008	*****
2009	*****
2010	*****
2011	*****

SCHEDULE D

EXPOSURE AMOUNT CALCULATION

Part I

Determination of the Buyer Exposure Amount

The Buyer Exposure Amount shall be calculated as the product of (a) the difference between the ***** starting in the second quarter of calendar year 2007 and for the remainder of the Term. The resulting amount shall be rounded upwards for any fractional amount to the next $10,000. If the Buyer Exposure Amount is determined to be a negative number, the Buyer Exposure Amount shall be deemed to be zero (0).

Sample Calculation of the Buyer Exposure Amount

For example, if there are eight calendar quarters remaining in the Term, and the Initial Mass Hub Index and the current Mass Hub Index are:

		A		B	B–A
Quarter	Initial Mass Hub Index ($ /MWh)	Initial Mass Hub Index less *****% ($ /MWh)	Current Mass Hub Index ($ /MWh)	Buyer Electricity Index ($ /MWh)	Difference ($ /MWh)	Minimum Delivered Electricity Amount (MWh)
Q110	*****	*****	*****	*****	*****	*****
Q210	*****	*****	*****	*****	*****	*****
Q310	*****	*****	*****	*****	*****	*****
Q410	*****	*****	*****	*****	*****	*****
Q111	*****	*****	*****	*****	*****	*****
Q211	*****	*****	*****	*****	*****	*****
Q311	*****	*****	*****	*****	*****	*****
Q411	*****	*****	*****	*****	*****	*****

Then the Buyer Exposure Amount shall be calculated as:

(***** * *****) + (***** * *****) + (***** * *****) + (***** * *****) + (***** * *****) + (***** * *****) + (***** * *****) + (***** * *****) = US$*****,

which is then rounded to US$*****.

Part II

Determination of Seller Exposure Amount

The Seller Exposure Amount shall be calculated as the product of (a) the difference between ***** starting in the second quarter of calendar year 2007 and for the remainder of the Term. The resulting amount shall be rounded upwards for any fractional amount to the next $10,000. If the Seller Exposure Amount is determined to be a negative number, the Seller Exposure Amount shall be deemed to be zero (0).

Sample Calculation of the Seller Exposure Amount

For example, if there are eight calendar quarters remaining in the Term, and the current Mass Hub Index is:

	C		D	C-D
Quarter	Delivered Electricity Price ($/MWh)	Current Mass Hub Index ($/MWh)	Seller Electricity Index ($/MWh)	Difference ($/MWh)	Minimum Delivered Electricity Amount (MWh)
Q110	*****	*****	*****	*****	*****
Q210	*****	*****	*****	*****	*****
Q310	*****	*****	*****	*****	*****
Q410	*****	*****	*****	*****	*****
Q111	*****	*****	*****	*****	*****
Q211	*****	*****	*****	*****	*****
Q311	*****	*****	*****	*****	*****
Q411	*****	*****	*****	*****	*****

Then the Seller Exposure Amount shall be calculated as:

(***** * *****) + (***** * *****) + (***** * *****) + (***** * *****) + (***** * *****) + (***** * *****) + (***** * *****) + (***** * *****) = US$*****,

which is then rounded to US$*****

SCHEDULE E

INITIAL MASS HUB INDEX

Calendar Quarter	Price (US$/MWh)
Q207	*****
Q307	*****
Q407	*****
Q108	*****
Q208	*****
Q308	*****
Q408	*****
Q109	*****
Q209	*****
Q309	*****
Q409	*****
Q110	*****
Q210	*****
Q310	*****
Q410	*****
Q111	*****
Q211	*****
Q311	*****
Q411	*****

For the remainder of the Term, when calculating exposure amounts, quarterly prices shall be determined by the hourly-weighted average of daily prices, if available, or if daily prices are not available, monthly prices, in either case of both peak and off-peak mid-market prices as appropriate. Mid-market prices shall be the arithmetic average of offer and bid prices. For example, if the appropriate broker-provided prices are:

Month	Peak/Off- Peak	Hours in Period	Bid Price ($/MWh)	Offer Price ($/MWh)	Mid-Price ($/MWh)
January	Peak	336	*****	*****	*****
January	Off-Peak	408	*****	*****	*****
February	Peak	320	*****	*****	*****
February	Off-Peak	352	*****	*****	*****
March	Peak	368	*****	*****	*****
March	Off-Peak	376	*****	*****	*****
	Total Hours	2160

Then the price to be used for this quarter shall be calculated as: *****

EXHIBIT A

OPERATING PROCEDURES

1.                                       For each Day during the Term, Seller shall advise Buyer in writing by fax or electronic mail or internet posting of the anticipated Delivered Electricity by the Facility for each hour of each such Day based upon the Seller’s good faith estimates (the “Daily Production Schedule”) on or before 10:00 o’clock a.m. Atlantic Prevailing Time on the day preceding such Day. The Seller authorizes the Buyer to schedule transmission service with transmission providers (either utilizing the firm transmission capacity reserved by the Buyer, or, if such capacity has not been reserved or is insufficient, interruptible transmission service obtained by the Buyer) between the Delivery Point and the Market Delivery Point and to re-sell the Delivered Electricity purchased under this Agreement into ISO-NE at the Market Delivery Point based on the Seller’s Daily Production Schedules.

2.                                       The Seller may request changes to a Daily Production Schedule after it is delivered to the Buyer. Provided such request is made at least 120 minutes prior to the deadline for the Buyer to adjust its nominations and schedules with transmission providers, ISO-NE and other system operators based on the then prevailing market rules, policies, tariffs, procedures and protocols of such entities (the “Scheduling Deadline”), the Buyer will revise such nominations and schedules in accordance with the Seller’s request and the Daily Production Schedule shall be adjusted accordingly.

3.                                       If the Seller’s request to change its Daily Production Schedule is made less than 90 minutes prior to the Scheduling Deadline, the Buyer will use reasonable efforts in the circumstances to adjust its nominations and schedules with Transmission Providers, ISO-NE and other system operators and if it is able to do so, the Daily Production Schedule shall be adjusted accordingly

4.                                       Authorized Representatives. As a means of securing effective cooperation and interchanges of information and of providing consultation on a prompt and orderly basis between the parties in connection with various administrative, commercial and technical issues which may arise during the performance of this Agreement, the Operating Procedures also provide that both parties appoint an authorized representative (with respect to each party, the “Authorized Representative”) and may appoint an alternate (with respect to each party, the “Alternate”) to act in its Authorized Representative’s absence. The Authorized Representatives and Alternates shall be managers well-experienced with regard to matters relating to the implementation of the parties’ rights and obligations under this Agreement with full authority to act for and on behalf of the parties appointing them. Each party will notify the other in writing of its Authorized Representative and Alternate and these appointments will remain in full force and effect until written notice of substitution is delivered to the other party.

The Authorized Representatives (and/or the Alternates) shall meet on a regular basis, but no more frequently than semi-annually during the Term. Such meetings may be conducted in person or via telephone or other electronic means, as the Parties may agree. During these meetings, the Parties shall specifically discuss any changes in the New Brunswick and New England energy markets that may impact the calculation of damages and costs payable under Section 3.7 of this Agreement in the case of a non-delivery of Delivered Electricity into 1SO-NE.

5.                                       Scheduling and Settlement.

a.                             Since the scheduling of energy is required by NBSO, ISA, MPS, NBP, MEPCO, Transenergie (Quebec), and ISO-NE, (i) the Seller will provide to the Buyer a forecast, day ahead and at regular intraday intervals pursuant to these Operating Procedures, as well as provide metering information pursuant to Article 3 of this Agreement, (ii) each party shall designate Authorized Representatives to communicate hereunder with regard to scheduling and related matters, and (iii) Buyer will be responsible for arranging for the scheduling of Delivered Electricity to be sold and delivered. The Buyer will schedule the Delivered Electricity pursuant to the tariff, market rules and the operating procedures of each transmission provider(s)/administrator(s) and/or market administrator(s), as applicable. Each party shall comply with the applicable operating policies, criteria and/or guidelines of FERC and any regional or subregional reliability council.

b.                            Buyer shall indemnify and make whole Seller for any increased costs or loss of revenue, including but not limited to imbalancing costs incurred by Seller or loss of electrical energy, REC and/or Capacity Value revenue caused by Buyer’s scheduling errors.

c.                             Buyer shall use commercially reasonable efforts to transfer any and all ISO-NE settlement account data or other data necessary to create RECs in the NEPOOL GIS system for the Seller’s account for all Delivered Electricity delivered to ISO-NE. From time to time, a third party may be necessary to transfer such settlement account data or other data. At Seller’s reasonable request, Buyer shall enter into an agreement with such third party in order to create RECs in the NEPOOL GIS system for the Seller’s account for all Delivered Electricity delivered to ISO-NE. During the Term, Buyer agrees to take any further reasonable action involving ISO-NE or the NEPOOL GIS or otherwise to ensure that the entire amount of RECs which Seller receives or is credited (or should receive or be credited) through generation at the Facility and/or as owner of the Facility will be deposited into Seller’s NEPOOL GIS account and, in no event, shall Buyer take any action which would or could cause such RECs to be issued to any other party or transferred to any account other than Seller’s account within the NEPOOL GIS, except in accordance with the foregoing provisions of this paragraph.

EXHIBIT B

FORM OF INITIAL SELLER LC

230 Park Avenue
New York, New York 10169-0005
Telephone: (212) 407-6000
Telecopy: (212) 407-6133

Irrevocable Standby Letter of Credit No.:	[SB ]
Date of Issue:	[ , 2006]
Currency and Amount:	[ ]
Expiration Date:	[ ]
Place of Expiry:	At our office

BENEFICIARY: New Brunswick Power Generation Corporation	APPLICANT: UPC Wind Partners, LLC

Dear Madam or Sir:

We hereby establish for the account of UPC Wind Partners, LLC, a Delaware limited liability company (“Applicant”), our Irrevocable Standby Letter of Credit (this “Letter of Credit”) in your favor for an amount of [USD $[           ] ([              dollars, United States currency). Applicant has advised us that this Letter of Credit is issued in connection with that certain Energy Management Services Agreement dated as of [              , 2006] by and among New Brunswick Power Generation Corporation, a corporation created under the Business Corporations Act of New Brunswick (“Beneficiary”) and Evergreen Wind Power, LLC, a Delaware limited liability company and wholly-owned subsidiary of Applicant (as amended or restated from time to time, the “Agreement”). This Letter of Credit (i) shall become effective immediately for the term of one (1) year and shall expire at our counters in New York on [           , 2007] at [               a.m./p.m.] (the “Expiration Date”), and (ii) is subject to the following:

1.                                       Funds under this Letter of Credit shall be made available to Beneficiary against its draft drawn on us in the form of Annex I hereto, dated the date of presentation, accompanied by (a) a certificate in the form of Annex 2 hereto, appropriately completed and purporting to be signed by an authorized officer of Beneficiary, and (b) the original of this Letter of Credit (the “Accompanying Documents”) and presented at our office located at 230 Park Avenue, New York, New York 10169, Attention: Loan Operations (or at any other office which may be designated by us by written notice delivered to you). A presentation under this Letter of Credit may be made only on a day, and during hours of 9:00 AM and 5:00 PM, New York time in which such office is open for business (a “Business Day”). If we receive your draft and the Accompanying Documents at such office on any Business Day, all in strict conformity with the terms and conditions of this Letter of Credit, we will honor the same by making payment in accordance with your payment instructions on the third succeeding Business Day after presentation. If the amount of the drawing, together with all previous drawings pursuant to this Letter of Credit, is less than the aggregate amount of this Letter of Credit, we will return this Letter of Credit to you with a notation of the remaining amount available hereunder.

2.                                  Absent occurrence of events (i), (ii) and (iii) of Clause 3 below, the Expiration Date of this Letter of Credit may be extended without amendment for periods of one (1) year from its present Expiration Date, or any future Expiration Date, if Applicant provides us with a written request for renewal at least ninety (90) days prior to any Expiration Date unless at least sixty (60) days prior to any Expiration Date we send Applicant and you notice by registered mail, return receipt requested, or courier service or hand delivery at your above address that we elect not to consider the Expiration Date of this Letter of Credit extended for any such additional period. In no event shall the Expiration Date extend beyond [                 ].

3.                                  This Letter of Credit terminates upon the earliest to occur of (i) our receipt of a notice in the form of Annex 3 hereto purporting to be signed by an authorized officer of Beneficiary, accompanied by this Letter of Credit for cancellation, (ii) our honoring of one or more drafts presented hereunder in an aggregate amount equal to the amount of this Letter of Credit, and (iii) our close of business at our aforesaid office on the Expiration Date, or if the Expiration Date is not a Business Day, then on the preceding Business Day, this Letter of Credit shall be surrendered to us by you.

4.                                  This Letter of Credit is not transferable and, except as otherwise expressly stated herein, is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

5.                                  This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified, or limited by reference to any document, instrument, or agreement referred to herein, except for Annexes 1, 2 and 3 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument, or agreement except as provided in this paragraph 5.

6.                                  Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the address referred to in paragraph 1 above, and shall specifically refer to this Letter of Credit No. [SB              ].

Very truly yours,

HSH NORDBANK AG, NEW YORK BRANCH

By:	By:
Name:	Name:
Title:	Title:

ANNEX 1

TO LETTER OF CREDIT NO. [SB                  ]

Draft under Irrevocable Standby Letter of Credit No. [SB                   ] (“Letter of Credit”)

[ Month, Day, Year ]

On [third business day next succeeding date of presentation]

Pay to New Brunswick Power Generation Corporation, having its head office in the City of Fredrickton, New Brunswick, Canada USD $                            [not to exceed amount available to be drawn]

[insert any wire instructions]

For value received and charge to account of Letter of Credit No. [SB                      ] of HSH Nordbank AG, New York Branch, 230 Park Avenue, New York, New York 10169-0005.

By:
Title:

ANNEX 2

TO LETTER OF CREDIT NO. [SB                  ]

Drawing under Irrevocable Standby Letter of Credit No. [SB                   ]

The undersigned, a duly authorized officer of New Brunswick Power Generation Corporation (“Beneficiary”), hereby certifies on behalf of Beneficiary to HSH Nordbank AG, New York Branch with reference to the Irrevocable Standby Letter of Credit No. [SB                ] (the “Letter of Credit”) issued for the account of UPC Wind Partners, LLC (“Applicant”), that:

1)                                     CHOOSE ONE

(a)                            pursuant to Section 9.0(c)(i) of that certain Energy Management Services Agreement dated as of [              , 2006] by and among Beneficiary and Evergreen Wind Power, LLC (“Evergreen”), a wholly-owned subsidiary of Applicant (as amended or restated from time to time, the “Agreement”), Beneficiary is entitled to draw under the Letter of Credit due to the fact that Evergreen has failed to pay an undisputed amount due under the Agreement within ten (10) days after such amount was due;

(b)                           pursuant to Sections 6.2 and 9.0(c)(i) of the Agreement, Beneficiary is entitled to draw under the Letter of Credit due to the fact that Evergreen has failed to pay a disputed amount into an independent escrow account, pending resolution of the dispute, within ten (10) days after such amount was due;

(c)                            pursuant to Section 9.0(c)(ii) of the Agreement, Beneficiary is entitled to draw under the Letter of Credit due to the fact that Evergreen has failed to pay an amount disputed and found to be due under Article 12 of the Agreement within ten (10) days after Evergreen’s receipt of notice resolving such dispute;

(d)                           pursuant to Section 9.0(d), the Credit Support posted by Applicant is due to expire within thirty (30) days and the Applicant has failed to deliver or cause to be delivered to Beneficiary an alternative replacement Credit Support as specified in Sections 9.0(a) or 9.0(b); or

(e)                            the Expiration Date of the Letter of Credit will occur no more than thirty (30) days after the date of this certificate, and the Applicant has not provided a replacement letter of credit in form and substance as required by the Agreement in an amount required pursuant to the Agreement.

2)                                     by presenting this certificate and the accompanying sight draft, Beneficiary is requesting that payment in the amount of $                      as specified on said draft, be made under the Letter of Credit by wire transfer or deposit of funds into the account specified on said draft;

3)                                     the amount specified on the sight draft accompanying this certificate does not exceed the amount to which Beneficiary is entitled to draft under said Section [9.0(c)(i)/ 9.0(c)(ii)] of the Agreement;

4)                                     Beneficiary, on or prior to the date hereof, has transmitted by facsimile (with receipt confirmed) a copy of this certificate to Applicant, to the attention of President at facsimile number (617) 964-3342 or such number as has been designated by Applicant in a written notice delivered to us, and has deposited, postage-prepaid, another copy hereof with a reputable overnight delivery courier service for delivery overnight to Applicant at the following address:

UPC Wind Partners, LLC

c/o UPC Wind Management, LLC

100 Wells Avenue, Suite 201

Newton, MA 02459

Attn: President

All capitalized terms used herein which are defined in the above-referenced Letter of Credit have the same meanings when used herein.

In witness whereof, Beneficiary has caused this certificate to be duly executed and delivered by its duly authorized officer as of the date and year written below.

Date:

By:
Title:

ANNEX 3

TO LETTER OF CREDIT NO. [SB                  ]

Notice of surrender of Irrevocable Standby Letter of Credit No. [SB                   ]

Date:

HSH Nordbank AG, New York Branch

230 Park Avenue

New York, New York 10169

Attention: Loan Administration

Re:    Letter of Credit No. [SB                   ] issued for the account of UPC Wind Partners, LLC (“Applicant”).

Ladies and Gentlemen:

We refer to your above-mentioned Irrevocable Standby Letter of Credit (the “Letter of Credit”). The undersigned hereby surrenders the Letter of Credit to you for cancellation as of the date hereof. No payment is demanded of you under this Letter of Credit in connection with this surrender.

Very truly yours,

By:
Title:

EXHIBIT C

FORM OF INITIAL BUYER LC

ISSUING BANK: ROYAL BANK OF CANADA, NEW YORK, N.Y.

Irrevocable Standby Letter of Credit No.:
Date of issue:
Expiration Date:	1 year from issue date
Place of Expiry:	At our office specified below

Beneficiary:
Evergreen Wind Power, LLC
c/o UPC Wind Management, LLC
100 Wells Ave., Suite 201
Newton, MA 02459

We hereby issue this Irrevocable Standby Letter of Credit (this “Letter of Credit”) for the account of and on behalf of NEW BRUNSWICK POWER GENERATION CORPORATION, 515 KING STREET, P.O. BOX 2040 , FREDERICTON , NEW BRUNSWICK, CANADA , E3B 5G4, ( the “Applicant” ) in favour of EVERGREEN WIND POWER LLC , (“the Beneficiary”) in an amount equal to USD [                           (                       U.S. dollars only ), available against presentation of the following document(s):

1.              The original of this Letter of Credit.

2.              Beneficiary’s certificate purportedly signed by an authorized signing officer representing Evergreen Wind Power, LLC specifying the amount claimed and certifying the Beneficiary is entitled to draw under this Letter of Credit pursuant to the terms and conditions set forth in that certain Energy Management Services Agreement entered into as of the                    day of July, 2006, by and between the Beneficiary and the Applicant.

Partial drawing(s) permitted.

If presentation of a drawing is made in compliance with the terms and conditions hereof on a Business Day at our counters at or before 10:00 a.m., New York, New York time, we shall honor such drawing on the same Business Day. If a demand is presented in compliance with the terms and conditions hereof at our counters after 10:00 a.m., New York, New York, time, we shall honor such drawing on the next Business Day. For the purposes of this section, Business Day means a day, other than a Saturday or Sunday, on which commercial banks are not authorized or required to be closed in New York, New York.

The following additional terms and conditions apply:

This Letter of Credit shall expire with our close of business at 5:00 p.m., New York, New York time, on ( 1 year from issue date) , unless extended as hereinafter provided.

ASSIGNMENT OF TRANSMISSION RIGHTS

THIS ASSIGNMENT OF TRANSMISSION RIGHTS (as amended, modified, supplemented, restated or replaced from time to time, this “Assignment Agreement”), dated as of                        , 2006, made by NEW BRUNSWICK POWER GENERATION CORPORATION, a corporation under the laws of the Province of New Brunswick (the “Assignor”), in favour of EVERGREEN WIND POWER, LLC, a Delaware limited liability company (the “Assignee”) (together with any successor(s) thereto).

W I T N E S S E T H:

WHEREAS:

A.                                   Assignee is developing, financing, constructing, owning and operating a wind generation facility (the “Facility”) located on Mars Hill Mountain and the surrounding areas of Mars Hill, Aroostook County, Maine;

B.                                     Assignor has transmission rights in the form of long-term firm point-to-point transmission service from the New Brunswick System Operator (“NBSO”) to allow the transmission of electric power over the transmission facilities that NBSO controls (the “Grid”) from New Brunswick to the point of interconnection between the NBSO controlled Grid and the transmission facilities that the Maine Electric Power Company (“MEPCO”) controls (the “Interconnection Point”);

C.                                     Assignor and Assignee have entered into that certain Energy Management Services Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “EMSA”), pursuant to which, among other things, Assignor has agreed to purchase electric energy from Assignee at the EMSA Delivery Point and transmit such energy through the Interconnection Point and into the ISO-NE system; and

D.                                    As a condition precedent to Assignee entering into its obligations under the EMSA, Assignee requires that Assignor shall have executed and delivered this Assignment Agreement as security for Assignor’s obligations pursuant to the EMSA and to ensure in the event of an Event of Default that Assignee shall have access to electricity transmission rights sufficient to allow Assignee to deliver electricity from the Facility to the Interconnection Point (and ultimately, pursuant to separate contractual arrangements, to ISO-NE) as contemplated by the EMSA;

NOW THEREFORE for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Assignee to enter into the EMSA, the Assignor agrees, for the benefit of the Assignee, as follows:

ARTICLE 1 - DEFINITIONS

1.01                           Certain Terms. The following terms when used in this Assignment Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

(a)                                  “Assignee” has the meaning given in the preamble to this Assignment Agreement.

(b)                                 “Assignor” has the meaning given in the preamble to this Assignment Agreement.

(c)                                  “EMSA” has the meaning given in the recitals to this Assignment Agreement.

(d)                                 “EMSA Delivery Point” means the delivery point at which Assignor takes title and risk of loss to the power sold from Assignee to Assignor as specified in the EMSA.

(e)                                  “Event of Default” means any event of default described in Article 5 of the EMSA in respect of which the Assignor is the Defaulting Party.

(f)                                    “Grid” has the meaning given in the recitals to this Assignment Agreement.

(g)                                 “Interconnection Point” has the meaning given in the recitals to this Assignment Agreement.

(h)                                 “MEPCO” has the meaning given in the recitals to this Assignment Agreement.

(i)                                     “NBSO” has the meaning given in the recitals to this Assignment Agreement.

(j)                                     “OATT” means the Open Access Transmission Tariff issued by the NBSO effective May 1, 2005 as the same may be amended, modified, supplemented, restated or replaced from time to time.

(k)                                  “Transmission Rights” means rights given by the Transmission Service Agreement as described in Schedule “A” hereto (a true copy of which is annexed hereto as Schedule A-1) as the same may be amended, supplemented, restated or replaced from time to time and all rights and benefits related thereto as described in Section 2.01.

(l)                                     “Transmission Service Agreement” means that certain Long-Term Firm Point-to-Point Transmission Service Agreement dated as of July 21, 2006 by and between the NBSO and the Assignor (a true copy of which is annexed hereto as Schedule A-1).

1.02                          EMSA Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Assignment Agreement, including its preamble and recitals, have the meanings ascribed thereto in the EMSA.

1.03                          PPSA Definitions. Unless otherwise defined herein or in the EMSA or the context otherwise requires, terms for which meanings are provided in the Personal Property Security Act (New Brunswick) are used in this Assignment Agreement, including its preamble and recitals, with such meanings.

ARTICLE 2 - ASSIGNMENT

2.01                          Assignment. Upon and subject to the terms, conditions and provisions herein contained, the Assignor hereby unconditionally and irrevocably grants a security interest in and assigns, transfers and sets over to and in favour of the Assignee, as collateral security for its benefit, as and by way of a fixed and specific assignment and security interest in all of its right, title, estate and interest in, to, under and in respect of:

(a)                                 the Transmission Rights, and all benefits, powers and advantages of the Assignor to be derived therefrom and all covenants, obligations and agreements of the parties thereunder and otherwise to enforce the rights of the Assignor thereunder in the name of the Assignor;

(b)                                all instruments, documents, writings, papers, books, books of account and other records relating to the Transmission Rights; and

(c)                                 all revenues and other moneys now due and payable or hereafter to become due and payable to the Assignor thereunder or in connection therewith by the other parties to the Transmission Rights or receivable by the Assignor pursuant to or in connection with the Transmission Rights, to be held by the Assignee for the benefit of the Assignee as general and continuing security for the performance payment and satisfaction of all obligations of the Assignor under the EMSA.

2.02                          Notice to NBSO. The Assignor and Assignee mutually agree to execute and deliver to the NBSO the Notice of Assignment of Transmission Rights in the form annexed hereto as Schedule “B” promptly after execution of this Assignment Agreement by both parties and to execute such further notices, documents or assurances as may be necessary or desirable under the OATT.

2.03                          Consents. The Assignor agrees that it will, upon the request of the Assignee, use all commercially reasonable efforts to obtain and provide any additional consent or acknowledgement required to permit the Transmission Rights to be assigned hereunder.

2.04                          Performance of Obligations. Until notice is given to the NBSO following an Event of Default, the Assignor covenants to observe and enforce the terms,

covenants, conditions and obligations to be observed and enforced by the Assignor pursuant to the Transmission Service Agreement which grants the Transmission Rights.

2.05                          No Liability. Nothing herein contained shall render the Assignee, its respective agents, directors, officers, employees or any other Persons for whom the Assignee is at law responsible, liable to any Person for the fulfilment or non-fulfilment of the obligations, covenants and agreements, including but not limited to the payment of any moneys thereunder or in respect thereto, of the Assignor under the Transmission Service Agreement which grants the Transmission Rights. Notwithstanding the foregoing, the Assignor hereby indemnifies and agrees to save and hold harmless the Assignee and its respective directors, officers and employees from and against any and all claims, demands, actions, causes of action, losses, suits, damages and costs whatsoever of any Person arising directly or indirectly from or out of the Transmission Service Agreement which grants the Transmission Rights.

2.06                           Notice: Registration. Upon the occurrence of an Event of Default, the Assignee shall have the right to advise the NBSO of the Assignee’s exercise of its rights under this Assignment Agreement or give notice thereof to the NBSO. The Assignee shall also have the right at any time and without notice to the Assignor to cause this Assignment Agreement or notice thereof to be registered or filed in any place or office where the Assignee or its counsel deem advisable or necessary.

2.07                          Performance Until Default and Attorney of the Assignor. The Assignor hereby irrevocably appoints the Assignee the Assignor’s attorney-in-fact, with effect following the occurrence of an Event of Default, with full authority in the place and stead of the Assignor and in the name of the Assignor or otherwise, from time to time in the Assignee’s discretion, to take any action and to execute any instrument which the Assignee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation, (i) to exercise any of the rights, powers, authority and discretions which, under the terms of the Transmission Service Agreement which grants the Transmission Rights, could be exercised by the Assignor with respect thereto, (ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Transmission Rights, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (ii), and (iv) to file any claims or take any action or institute any proceedings which the Assignee may deem necessary or desirable for the exercise of the Transmission Rights or otherwise to enforce the rights of the Assignor with respect to any of the Transmission Rights, all of which is consented to by the Assignor. The Assignor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

2.08                          Dealing with the Transmission Rights. Until the occurrence of an Event of Default, the Assignor shall be entitled to deal with the Transmission Rights and collect and receive all monies payable to the Assignor under or in connection with the Transmission Rights in the ordinary course of its business and to enforce all of the benefits, advantages and powers thereunder as though this Agreement had not been made.

2.09                          Termination, Surrender, Alteration, Etc. Without the prior written consent of the Assignee, which consent shall not be unreasonably withheld or delayed, the Assignor covenants and agrees that it shall not nor shall it agree at any time to (a) terminate, forfeit or cancel the Transmission Rights, (b) amend or modify the Transmission Rights in any material respect, (c) waive any failure of any party thereto to perform any material obligation thereunder or (d) suffer or permit anything allowing any party to terminate the Transmission Rights or any of them.

2.10                          Notice of Default. The Assignor shall cause notice to be given to the Assignee of any material default by the Assignor in any way relating to the Transmission Rights promptly upon becoming aware of the occurrence of such default, but in all events, if the Assignor is aware of any default that could give rise to the right of NBSO to terminate such Transmission Service Agreement, in sufficient time to afford the Assignee a reasonable opportunity to cure any such default before NBSO has any right to terminate the Transmission Rights by reason of such default; but nothing herein shall obligate the Assignee to cure any such default.

ARTICLE 3 - REPRESENTATIONS AND COVENANTS

3.01                          Representations. The Assignor represents and warrants to the Assignee that:

(a)                                 the Assignor has provided the Assignee with a true and complete copy of the Transmission Service Agreement which grants the Transmission Rights;

(b)                                the Transmission Service Agreement is a valid and subsisting agreement, in full force and effect and unmodified and there are no defaults thereunder by the Assignor or any other party thereto;

(c)                                 as at the date hereof the Transmission Service Agreement constitutes the entire agreement between the Assignor and NBSO in respect of the Transmission Rights;

(d)                                it is organized, validly existing and in good standing under the laws of New Brunswick and has the right, power and authority to enter into the Transmission Service Agreement and this Assignment Agreement and to perform its obligations thereunder and hereunder;

(e)                                 every notice, authorization, approval, order and consent necessary for the execution, delivery and performance by it of this Assignment Agreement and the assignment of Transmission Rights hereunder has been obtained and is in full force and effect, unamended, at the date hereof;

(f)                                   each of the Transmission Service Agreement and this Assignment Agreement has been duly executed and delivered by it and is a valid and binding obligation of it enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights generally and to the fact that specific performance, injunction and other equitable remedies are available only in the discretion of the court; and

(g)                                it has not granted to any other Person rights in respect of the Transmission Rights which are to the same effect as any of the rights granted herein.

3.02                          Further Assurances. The Assignor hereby covenants and agrees with the Assignee that it shall from time to time and at all times hereafter upon written request so to do, make, do, execute and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be reasonably required by the Assignee for more effectually implementing and carrying out the true intent and meaning of this Agreement. The Assignor will ensure that the representations and warranties set forth in Section 3.01 will be true and correct at all times.

3.03                          Opinion. The Assignor agrees to provide to the Assignee at the time of execution of this Assignment of Agreement a legal opinion of its counsel, duly authorized to practice in New Brunswick opining as to the matters set out in section 3.01 (d), (e) and (f).

ARTICLE 4 - DEFAULT

4.01                          Rights of Assignee Upon a Default. Whenever an Event of Default shall have occurred that has not been waived under the EMSA, without limiting the rights of the Assignee under or pursuant to this Assignment Agreement, the EMSA, or otherwise provided by applicable law, the Assignee shall be entitled and shall have the authority:

(a)                                 to renew, amend or otherwise deal with the Transmission Rights on such terms as it may deem appropriate;

(b)                                to perform, at the Assignor’s expense any and all obligations or covenants of the Assignor and take all benefit of the Assignor under the Transmission Service Agreement which grants the Transmission Rights;

(c)                                 without limiting the generality of Section 4.01(a) hereof, to deal with the Transmission Rights to the same extent as the Assignor could do;

(d)                                to take possession of and collect the revenues and other moneys of all kinds payable to the Assignor in respect of the Transmission Rights and pay therefrom all reasonable expenses and charges, the payment of which may be necessary to preserve and protect the Transmission Rights; and

(e)                                 to exercise any other or additional rights or remedies in respect of the Transmission Rights granted to Assignee under any other provision of this Assignment Agreement or any related agreement, or exercisable by a secured party under the Personal Property Security Act (New Brunswick) or under any other applicable law.

4.02                          Exercise of Powers. Where any discretionary powers hereunder are vested in the Assignee, the same may be exercised by an officer or manager.

ARTICLE 5 - GENERAL

5.01                          No Release. This Assignment Agreement shall remain in full force and effect without regard to, and the obligations of the Assignor shall not be affected or impaired by:

(a)                                 any amendment, modification, replacement of or addition or supplement to the EMSA or the Transmission Service Agreement; or

(b)                                any exercise or non-exercise of any right, remedy, power or privilege in respect of this Assignment Agreement, the Transmission Service Agreement or the EMSA; or

(c)                                 any waiver, consent, extension, indulgence or other action, inaction or admission under or in respect of this Assignment Agreement, the Transmission Service Agreement or the EMSA; or

(d)                                any default by the Assignor under, or any invalidity or unenforceability of, or any limitation of the liability of the Assignor or on the method or terms of payment under, or any irregularity or other defect in the EMSA or the Transmission Service Agreement; or

(e)                                 any merger, consolidation or amalgamation of the Assignor into or with any other Person; or

(f)                                   any insolvency, bankruptcy, liquidation, reorganization, arrangement, composition, winding-up, dissolution or similar proceeding involving or affecting the Assignor.

5.02                          No Partnership. Nothing herein contained shall be deemed or construed by the parties hereto or by any third party as creating the relationship of partnership or of joint venture among the Assignor and the Assignee it being understood and agreed that none of the provisions herein contained or any acts of any of the Assignee or of the Assignor, shall be deemed to create any relationship between any of the Assignee and the Assignor other than the relationship of assignee and assignor.

5.03                          Time of Essence. Time shall be of the essence of this Assignment Agreement.

5.04                          Waiver. No consent or waiver, express or implied, by the Assignee to or of any breach or default by the Assignor in performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by the Assignor hereunder. Failure on the part of the Assignee to complain of any act or failure to act of the Assignor or to declare the Assignor in default, irrespective of how long such failure continues, shall not, by itself, constitute a waiver by such Assignee of its rights hereunder.

5.05                          Counterparts. This Assignment Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

5.06                          Enforcement. Assignor agrees to pay on demand to Assignee all costs and expenses incurred by Assignee (including the fees and disbursements of counsel) in connection with Assignee’s enforcement, protection or preservation of any of its rights or claims under this Assignment Agreement, in the manner prescribed herein and in the EMSA.

ARTICLE 6 - MISCELLANEOUS PROVISIONS

6.01                          Document. This Assignment Agreement is executed pursuant to the EMSA and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

6.02                          Amendments, etc. No amendment to or waiver of any provision of this Assignment Agreement nor consent to any departure by the Assignor herefrom shall in any event be effective unless the same shall be in writing and signed by the Assignee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

6.03                          Addresses for Notices. Any notice or communication to be given under this Assignment Agreement to the Assignee or the Assignor shall be effective if given in accordance with the provisions of the EMSA as to the giving of notice to each, and the Assignee and the Assignor may change their respective address for notices in accordance with the said provisions.

6.04                          Section Captions. Section captions used in this Assignment Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

6.05                          Severability. Wherever possible, each provision of this Assignment Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6.06                          Conflicts. In the event of any conflict between the provisions hereunder and the provisions of the EMSA then, notwithstanding anything contained herein, the provisions contained in the EMSA shall prevail and the provisions of this agreement will be deemed to be amended to the extent necessary to eliminate such conflict. If any act or omission of the Assignor is expressly permitted under the EMSA but is expressly prohibited hereunder, such act or omission shall be permitted. If any act or omission is expressly prohibited hereunder, but the EMSA does not expressly permit such act or omission, or if any act is expressly required to be performed hereunder but the EMSA does not expressly relieve the Assignor from such performance, such fact shall not constitute a conflict between the applicable provisions hereunder and the provisions of the EMSA.

6.07                          Assignment. Neither party shall assign this Assignment Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Assignee may, without the consent of Assignor, assign this Assignment Agreement or any of its rights or interest hereunder in connection with any financing or other financial arrangements as follows: Assignee may assign, pledge or mortgage its rights hereunder for security of any indebtedness and (i) upon giving notice to the Assignor of such assignment, pledge and mortgage, (A) the assignee, pledgee or mortgagee shall be entitled to exercise all rights and remedies it may have with respect to this Assignment Agreement without the further consent of the Assignor, to receive a copy of any notice given by the Assignor or the Assignee pursuant to the terms hereof, and to deliver any notice permitted under this Assignment Agreement on the Assignee’s behalf, and (B) the Assignor shall be entitled to assume the due authority of the assignee, pledgee or mortgagee in taking any action or authorizing any notice without the necessity of independently reviewing the assignment, pledge, mortgage, or other security instrument delivered by the Assignee to the assignee, pledgee or mortgagee and to accept performance by the assignee, pledgee or mortgagee of any duty or obligation of the Assignee, and (ii) upon giving the Assignor a copy of a trustee’s deed, deed in lieu of foreclosure, or other instrument pursuant to which the assignee, pledgee, mortgagee, or other party acquires legal title to this Assignment Agreement, (A) the assignee, pledgee, mortgagee, or other party shall assume the Assignee’s duties and obligations hereunder, provided that the liability of any such assignee, pledgee or mortgagee under this Assignment Agreement following such assumption shall be limited to its interests under the Assignment Agreement, and (B) Assignor shall accept the assignee, pledgee, mortgagee, or other party as the successor to the Assignee under the Assignment Agreement. At the request of the Assignee, the Assignor agrees to execute and deliver a consent in a form reasonably acceptable to the party(ies) providing financing to the Assignee.

6.08                          Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the internal laws of the Province of New Brunswick and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF the parties hereto have duly executed this Assignment Agreement on the date first written above.

NEW BRUNSWICK POWER
GENERATION CORPORATION

By:

Name:
Title:

By:

Name:
Title:

EVERGREEN WIND POWER, LLC

By:

Name:
Title:

By:

Name:
Title:

SCHEDULE A

TRANSMISSION RIGHTS

Forty-two (42) megawatts of long-term firm point-to-point transmission service available under the Transmission Service Agreement.

SCHEDULE A-1

TRUE COPY OF TRANSMISSION SERVICE AGREEMENT

See attached.

SCHEDULE B

NOTICE OF ASSIGNMENT OF TRANSMISSION RIGHTS

[DATE]

New Brunswick System Operator

77 Canada Street

Fredericton, New Brunswick E3B 5G4

Attention: Kevin Roherty, Secretary & General Counsel

Dear Mr. Roherry:

Re:                              Notice of Assignment of Transmission Service under that certain Service Agreement dated as of July 21, 2006 by and between NBSO and NBPGC covering 60 megawatts of long-term firm point-to-point transmission service from New Brunswick to the Maine Electric Power Company (“MEPCO”) Interface (the “Service Agreement”)

New Brunswick Power Generation Corporation (“NBPGC”) and Evergreen Wind Power, LLC (“Assignee”) hereby notify the New Brunswick System Operator (the “NBSO”) of the assignment of 42 megawatts of transmission service covered by the Service Agreement from NBPGC to Assignee, as collateral security for obligations pursuant to an Energy Management Services Agreement dated the         day of               , 2006 (the “EMSA”), in accordance with Section 23 of the New Brunswick System Operator Open Access Transmission Tariff (“OATT”).

Upon delivery to the NBSO of a Notice of Default by Assignee in respect of NBPGC’s duties or obligations under the EMSA, the Assignee will assume the obligations including scheduling and payment obligations from NBPGC for this assigned transmission.

This notice is given pursuant to Section 23.1 of OATT.

EXECUTED:	EXECUTED:

NEW BRUNSWICK POWER	EVERGREEN WIND POWER, LLC
GENERATION CORPORATION

By	By

Name:	Name:
(Print/Type)	(Print/Type)

Title	Title

Date	Date

ACCEPTED:

NEW BRUNSWICK SYSTEM OPERATOR

By

Name

Title

Date